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                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER


         AGREEMENT AND PLAN OF MERGER, dated as of November 17, 1994, among BJ SERVICES COMPANY ("BJ"), WCNA ACQUISITION CORP., a wholly owned subsidiary of BJ ("BJ Sub"), and THE WESTERN COMPANY OF NORTH AMERICA ("Western"), each a Delaware corporation.

         WHEREAS, the respective Boards of Directors of BJ, BJ Sub and Western have approved the merger of Western with and into BJ Sub (the "Merger"), upon the terms and subject to the conditions set forth herein; and

         WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended;

         NOW, THEREFORE, in consideration of the premises, and the representations, warranties and covenants contained herein, the parties hereto agree as follows:


                                  ARTICLE I
                                  THE MERGER

         Section 1.1 The Merger. Upon the terms and subject to the conditions hereof, at the Effective Time (as defined in Section 1.2) and in accordance with the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), Western shall be merged with and into BJ Sub, which shall be the surviving corporation in the Merger (hereinafter sometimes referred to as the "Surviving Corporation") whose corporate existence shall continue under the Delaware Corporation Law. At the Effective Time the separate existence of Western shall cease.

         Section 1.2 Effective Time of the Merger. As soon as practicable after the Closing (as defined in Section 1.3 hereof), BJ, BJ Sub and Western shall cause this Agreement to be duly certified and acknowledged in accordance with the Delaware Corporation Law, and as soon as practicable thereafter BJ shall cause the Surviving Corporation to file with the Delaware Secretary of State and the appropriate County Recorder a certificate of merger (the "Certificate of Merger") in such form as required by, and executed in accordance with, the Delaware Corporation Law. The Merger shall become effective as of the time and date of the filing of the Certificate of Merger with the Delaware Secretary of State, unless otherwise provided in the Certificate of Merger (the "Effective Time").

         Section 1.3 Closing and Closing Date. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to the provisions of Section 10.1, the closing (the "Closing") of this Agreement shall take place (a) at 10:00 a.m. (New York time) on the fifth Trading Day (as defined in Section 3.1(b) hereof) immediately following the date on which the waiting periods under the Hart Scott Act (as hereinafter defined) shall have expired or otherwise been terminated and all other conditions to the respective obligations of the parties set forth in
Article IX hereof shall have been satisfied or waived or (b) at such other time and date as BJ and Western shall agree (such date and time on and at which the Closing occurs being referred to herein as the "Closing Date"). The Closing shall take place at such location as BJ and Western shall agree.

         Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in the Delaware Corporation Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Western and BJ Sub





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shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of Western and BJ Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

         Section 1.5 Alternative Structure. Notwithstanding anything to the contrary provided elsewhere in this Agreement, if BJ notifies Western in writing prior to the Closing Date that BJ prefers to structure the Merger so that Western merges into BJ and BJ is the Surviving Corporation after the Effective Time, the parties hereto shall forthwith execute an appropriate amendment to this Agreement which eliminates BJ Sub as a party hereto and otherwise reflects the foregoing changes and any other changes required to be made as a result thereof.


                                   ARTICLE II
                           THE SURVIVING CORPORATION

         Section 2.1 Certificate of Incorporation. The Certificate of Incorporation of BJ Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time, until amended in accordance with its terms, or as otherwise provided by law.

         Section 2.2 Bylaws. The Bylaws of BJ Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation unless and until amended in accordance with their terms or the Certificate of Incorporation of the Surviving Corporation, or as otherwise provided by law.

         Section 2.3 Officers and Directors. The officers and directors of BJ Sub immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until their respective successors are duly elected and/or appointed and qualify in the manner provided in the Certificate of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law. The senior executive officers of Western, Western, BJ and BJ Sub will enter into the Senior Executive Termination Agreements, dated the date hereof (the "Senior Executive Termination Agreements").


                                  ARTICLE III
                     CONVERSION AND EXCHANGE OF SECURITIES

         Section 3.1 Conversion of Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any of the parties hereto or any holder of any of the following securities:

                 (a) Western Common Stock. Except as otherwise provided herein and subject to Section 3.3, each share of common stock, par value $.10 per share, of Western ("Western Common Stock") issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares, as hereinafter defined, and shares of Western Common Stock owned by BJ, BJ Sub or any other direct or indirect subsidiary of BJ) shall be converted into, exchanged for and represent the right to receive (without interest) (i) $20.00 in cash ("Cash Consideration") and .2 warrants (the "BJ Warrants") to purchase one share of BJ Common Stock in substantially the form annexed to the Warrant Agreement (the "Warrant Agreement") attached hereto as Exhibit A at an exercise price of $30 per share of BJ Common Stock (subject to adjustment as provided in the Warrant Agreement) ("Warrant Consideration"), or (ii) Stock Consideration (as defined in Section 3.1(b) (ii)) and Warrant Consideration, in each case as the holder thereof shall have elected or be deemed to have elected, in accordance with Section 3.3 (collectively, the "Merger Consideration"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time the outstanding shares of BJ Common Stock or Western Common Stock shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split,




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         combination or exchange of shares, the Cash Consideration, the Warrant
         Consideration and the Stock Consideration shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares. All shares of Western Common Stock so converted or exchanged shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3.6, the applicable Merger Consideration and any cash to be paid in lieu of fractional shares of BJ Common Stock and associated fractional rights ("BJ Purchase Rights") to purchase one one-hundredth of a share of Series Two Junior Preferred Stock, without par value, of BJ ("BJ Junior Preferred Stock") pursuant to the Rights Agreement, dated as of January 12, 1994, as amended, between BJ and First Chicago Trust Company of New York, as rights agent, to which such holder is entitled pursuant to Section 3.4 (without interest thereon). The holders of such certificates previously evidencing such shares of Western Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Western Common Stock except as otherwise provided herein or by law.

                 (b)      Certain Definitions.  As used in this Agreement:

                          (i) "Closing Price" means the average of the midpoint of the daily high and low trading prices of BJ Common Stock, rounded to four decimal places, as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date.

                          (ii) "Stock Consideration" is (x) if the Closing Price of BJ Common Stock is $17.25 or lower, 1.1594 shares of BJ Common Stock, together with a corresponding number of BJ Purchase Rights; (y) if the Closing Price of BJ Common Stock is $22.25 or greater, .8989 shares of BJ Common Stock, together with a corresponding number of BJ Purchase Rights; or
                 (z) if the Closing Price of the BJ Common Stock is greater than $17.25 but less than $22.25, that portion of a share of BJ Common Stock equal to the quotient of $20.00 divided by the Closing Price of the BJ Common Stock, together with a corresponding number of BJ Purchase Rights.

                          (iii) "Trading Day" means a day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading.

                 (c) Western Common Stock Held by Western or BJ; Western Preferred Stock. Each share of Western Common Stock held in the treasury of Western or held by BJ, BJ Sub or any other direct or indirect subsidiary of BJ immediately prior to the Effective Time shall be cancelled and cease to exist, and no payment or other consideration shall be made in respect thereof. The Western Preferred Stock shall be cancelled, and no payment or other consideration shall be made in respect thereof.

                 (d) BJ Sub Shares. Each share of common stock, par value $0.01 per share, of BJ Sub issued and outstanding immediately prior to the Effective Time shall remain outstanding and shall be unchanged after the Merger and shall thereafter constitute all of the issued and outstanding capital stock of the Surviving Corporation.

                 (e) Convertible Debentures. The 7 1/4% Convertible Subordinated Debentures due January 15, 2015 of Western (the "Western Convertible Debentures") which are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby.





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         Following the Effective Time of the Merger, each outstanding Western
         Convertible Debenture will be convertible into the amount of Stock Consideration (and cash in lieu of fractional shares of BJ Common Stock and associated BJ Purchase Rights), Cash Consideration and Warrant Consideration which the holder thereof would have had the right to receive after the Effective Time of the Merger if such Western Convertible Debenture had been converted immediately prior to the Effective Time of the Merger and the holder thereof had made the Stock Election (as defined in Section 3.3(b)) with respect to 50% of such holder's Western Convertible Debentures and the Cash Election (as defined in Section 3.3(b)) with respect to the remaining 50% of such holder's Western Convertible Debentures.

                 (f) Senior Notes. The 12-7/8% Senior Notes due December 1, 2002 of Western ("Western Senior Notes") that are outstanding at the Effective Time shall continue to be outstanding subsequent to the Effective Time as debt instruments of the Surviving Corporation, subject to their respective terms and conditions and the execution and delivery of a supplemental indenture in the form required thereby.

         Section 3.2 Treatment of Western Options. (a) Immediately prior to the Effective Time, Western shall take such action as may be necessary so that each outstanding Western Option (as defined in Section 6.2) whether or not then exercisable, shall be cancelled by Western, and each holder of a cancelled Western Option shall be entitled to receive, as soon as practicable after the Effective Time, in consideration for the cancellation of such Western Option an amount in cash equal to the product (the "Spread") of (i) the total number of shares of Western Common Stock subject to such holder's Western Option and (ii) the excess, if any, of (x) $20.00 plus the "Warrant Consideration Value" (as hereinafter defined) over (y) the exercise price per share of the Western Common Stock previously subject to such Western Option. The "Warrant Consideration Value" shall be equal to the greater of (i) $1.00 or (ii) .2 multiplied by the "Warrant Current Market Price" (as defined below).

         (b) For the purpose of any computation hereunder, the "Warrant Current Market Price" means the average of the midpoint of the daily high and low trading prices of BJ Warrants, rounded to four decimal places, on a when-issued basis as reported in The Wall Street Journal's New York Stock Exchange Composite Transactions Reports, for each of the first 20 consecutive Trading Days in the period commencing 25 Trading Days prior to the Closing Date or, if the BJ Warrants are not then admitted to trading on the NYSE on a when-issued basis, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such securities are admitted to trading on a when-issued basis or, if the BJ Warrants are not admitted to trading on any national securities exchange on a when-issued basis, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ"), of BJ Warrants on a when-issued basis. If on any such Trading Day or Days the BJ Warrants are not quoted on a when-issued basis by any such organization, the 20 Trading Day period referred to above shall be reduced by the number of such Trading Days on which the BJ Warrants are not so quoted. If the BJ Warrants are not quoted on a when-issued basis on any Trading Day during such 20 Trading Day period, the Warrant Current Market Price shall be deemed to be $1.00.

         Section 3.3  Allocation of Merger Consideration; Election Procedures.
(a) Allocation. Notwithstanding anything in this Agreement to the contrary, the maximum number of shares of Western Common Stock (the "Cash Election Number") to be converted into the right to receive Cash Consideration and Warrant Consideration in the Merger shall be equal to (i) 50% of the number of shares of Western Common Stock issued and outstanding immediately prior to the Effective Time of the Merger less (ii) the sum of (A) the number of Dissenting Shares (as defined in Section 3.5), if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5, and (B) the number of shares of Western Common Stock to be cancelled in accordance with Section 3.1(c). The number of shares of Western Common Stock to be converted into the right to receive Stock Consideration and Warrant Consideration in the Merger (the "Stock Election Number") shall be equal to the number of





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shares of Western Common Stock issued and outstanding immediately prior to the
Effective Time of the Merger less the sum of (i) the Cash Election Number, (ii) the number of Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5 and (iii) the number of shares of Western Common Stock to be cancelled in accordance with Section 3.1(c).

         (b) Election. Subject to allocation and proration in accordance with the provisions of this Section 3.1, each record holder of shares of Western Common Stock (other than Dissenting Shares, if any, which are not to be treated as Non-Election Shares pursuant to Section 3.5 and shares to be cancelled in accordance with Section 3.1(c)) issued and outstanding immediately prior to the Election Deadline (as defined below) shall be entitled to elect to receive in respect of each such share (in addition to Warrant Consideration)
(i) Cash Consideration (a "Cash Election") or (ii) Stock Consideration (a "Stock Election") or to indicate that such record holder has no preference as to the receipt (in addition to Warrant Consideration) of Cash Consideration or Stock Consideration for such shares (a "Non-Election"). Shares of Western Common Stock in respect of which a Non-Election is made (including shares in respect of which such an election is deemed to have been made pursuant to this
Section 3.3 and Section 3.5) (collectively, "Non-Election Shares") shall be deemed by BJ, in its sole and absolute discretion, to be shares in respect of which Cash Elections or Stock Elections have been made.

         (c) Procedure for Elections. Elections pursuant to Section 3.3(b) shall be made on a form to be mutually agreed upon by Western and BJ (a "Form of Election") to be provided by the Exchange Agent (as defined in Section 3.6) for that purpose to holders of record of Western Common Stock, together with appropriate transmittal materials, at the time of mailing to holders of record of Western Common Stock of the Joint Proxy Statement (as defined in Section 4.3) in connection with the Stockholders Meetings referred to in Section 8.3. Elections shall be made by mailing to the Exchange Agent a duly completed Form of Election. To be effective, a Form of Election must be (i) properly completed, signed and submitted to the Exchange Agent at its designated office, by 5:00 p.m., on the business day that is two Trading Days prior to the Closing Date (which date shall be publicly announced by BJ as soon as practicable but in no event less than five Trading Days prior to the Closing Date) (the "Election Deadline") and (ii) accompanied by the certificates representing the shares of Western Common Stock as to which the election is being made (or by an appropriate guarantee of delivery of such certificates by a commercial bank or trust company in the United States or a member of a registered national security exchange or of the National Association of Securities Dealers, Inc., provided such certificates are in fact delivered to the Exchange Agent within eight Trading Days after the date of execution of such guarantee of delivery). Western shall use its best efforts to make a Form of Election available to all persons who become holders of record of Western Common Stock between the date of mailing described in the first sentence of this Section 3.3(c) and the Election Deadline. BJ shall determine, in its sole and absolute discretion, which authority it may delegate in whole or in part to the Exchange Agent, whether Forms of Election have been properly completed, signed and submitted or revoked. The decision of BJ (or the Exchange Agent, as the case may be) in such matters shall be conclusive and binding. Neither BJ nor the Exchange Agent will be under any obligation to notify any person of any defect in a Form of Election submitted to the Exchange Agent. A holder of shares of Western Common Stock that does not submit an effective Form of Election prior to the Election Deadline shall be deemed to have made a Non-Election.

         (d) Revocation of Election; Return of Certificates. An election may be revoked, but only by written notice received by the Exchange Agent prior to the Election Deadline. Any certificate(s) representing shares of Western Common Stock which have been submitted to the Exchange Agent in connection with an election shall be returned without charge to the holder thereof in the event such election is revoked as aforesaid and such holder requests in writing the return of such certificate(s). Upon any such revocation, unless a duly completed Election Form is thereafter submitted in accordance with paragraph
(c), such shares shall be Non-Election Shares. In the event that this Agreement is terminated pursuant to the provisions hereof and any shares of Western Common Stock





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have been transmitted to the Exchange Agent pursuant to the provisions hereof, such shares shall promptly be returned without charge to the person submitting the same.

         (e) Proration of Cash Election Shares. In the event that the aggregate number of shares in respect of which Cash Elections have been made and, in the case of Non-Election Shares, are deemed to have been made (collectively, the "Cash Election Shares") exceeds the Cash Election Number, all shares of Western Common Stock in respect of which Stock Elections have been made and all Non-Election Shares in respect of which Stock Elections are deemed to have been made (collectively, the "Stock Election Shares") shall be converted into the right to receive Stock Consideration (in addition to Warrant Consideration), and the Cash Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) in the following manner:

                 (i) Cash Election Shares shall be deemed converted to Stock Election Shares, on a pro-rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Cash Election Shares, so that the number of Cash Election Shares so converted, when added to the other Stock Election Shares, shall equal as closely as practicable the Stock Election Number, and all such Cash Election Shares so converted shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration); and

                 (ii) any remaining Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration).

         (f) Proration of Stock Election Shares. In the event that the aggregate number of Stock Election Shares exceeds the Stock Election Number, all Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration), and all Stock Election Shares shall be converted into the right to receive Stock Consideration or Cash Consideration (in addition to Warrant Consideration) in the following manner:

                 (i) Stock Election Shares shall be deemed converted into Cash Election Shares, on a pro-rata basis for each record holder of Western Common Stock with respect to those shares of Western Common Stock, if any, of such record holder which are Stock Election Shares, so that the number of Stock Election Shares so converted, when added to the other Cash Election Shares, shall equal as closely as practicable the Cash Election Number, and all such shares of Western Common Stock so converted shall be converted into the right to receive the Cash Consideration (in addition to Warrant Consideration); and

                 (ii) the remaining Stock Election Shares shall be converted into the right to receive the Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration).

         (g) No Proration. In the event that neither paragraph (e) nor paragraph (f) of this Section 3.3 is applicable, all Cash Election Shares shall be converted into the right to receive Cash Consideration (in addition to Warrant Consideration) and all Stock Election Shares shall be converted into the right to receive Stock Consideration (and cash in lieu of fractional interests in accordance with Section 3.4) (in addition to Warrant Consideration).

         (h) Computations. The Exchange Agent, in consultation with BJ, shall make all computations to give effect to this Section 3.3.

         Section 3.4 Fractional Interests. No certificates or scrip representing fractional shares of BJ Common Stock and associated BJ Purchase Rights or fractions of BJ Warrants shall be issued in





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connection with the Merger, and such fractional interests will not entitle the owner thereof to any rights of a stockholder or warrantholder of BJ. In lieu of any such fractional securities, each holder of shares of Western Common Stock exchanged pursuant to Section 3.1(a) who would otherwise have been entitled to receive a fraction of a share of BJ Common Stock and associated BJ Purchase Rights or a fraction of a BJ Warrant (after taking into account all shares of Western Common Stock then held of record by such holder) shall receive (a) cash (without interest) in an amount equal to the product of such fractional part of a share of BJ Common Stock multiplied by the Closing Price, and/or (b) cash (without interest) in an amount equal to the product of such fraction of a BJ Warrant multiplied by the Warrant Consideration Value.

         Section 3.5 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, no share of Western Common Stock, the holder of which shall have complied with the provisions of Section 262 of the Delaware Corporation Law as to appraisal rights (a "Dissenting Share"), shall be deemed converted into and to represent the right to receive Merger Consideration hereunder; and the holders of Dissenting Shares, if any, shall be entitled to payment, solely from the Surviving Corporation, of the appraised value of such Dissenting Shares to the extent permitted by and in accordance with the provisions of Section 262 of the Delaware Corporation Law; provided, however, that (i) if any holder of Dissenting Shares shall, under the circumstances permitted by the Delaware Corporation Law, subsequently deliver a written withdrawal of his or her demand for appraisal of such Dissenting Shares, or
(ii) if any holder fails to establish his or her entitlement to rights to payment as provided in such Section 262, or (iii) if neither any holder of Dissenting Shares nor the Surviving Corporation has filed a petition demanding a determination of the value of all Dissenting Shares within the time provided in such Section 262, such holder or holders (as the case may be) shall forfeit such right to payment for such Dissenting Shares pursuant to such Section 262 and each such Dissenting Share shall thereupon be treated as a Non-Election Share for purposes of Section 3.3. Western shall give BJ (i) prompt notice of any written demands for appraisal of any Western Common Stock, attempted withdrawals of such demands, and any other instruments served pursuant to applicable law received by Western relating to stockholders' rights of appraisal and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware Corporation Law. Western shall not, except with the prior written consent of BJ, voluntarily make any payment with respect to any demands for appraisals of Western Common Stock, offer to settle or settle any such demands or approve any withdrawal of any such demands.

         Section 3.6 Exchange of Certificates. (a) As soon as practicable after the execution and delivery of this Agreement and, in any event, not less than five Trading Days prior to the mailing to holders of Western Common Stock of the Joint Proxy Statement, BJ shall designate a bank or trust company (or such other person or persons as shall be reasonably acceptable to BJ and Western) to act as exchange agent (the "Exchange Agent") in effecting the exchange of certificates (the "Certificates") that, prior to the Effective Time, represented shares of Western Common Stock for Merger Consideration pursuant to Section 3.1(a) hereof (and cash in lieu of fractional interests in accordance with Section 3.4). Upon the surrender of each such Certificate representing shares of Western Common Stock, the Exchange Agent shall pay the holder of such Certificate the Merger Consideration multiplied by the number of shares of Western Common Stock formerly represented by such Certificate in exchange therefor (and cash in lieu of fractional interests in accordance with Section 3.4), and such Certificate shall forthwith be cancelled. Until so surrendered and exchanged, each such Certificate that prior to the Effective Time represented shares of Western Common Stock (other than Certificates representing Dissenting Shares which are not to be treated as Non-Election Shares pursuant to Section 3.3 or shares of Western Common Stock to be cancelled in accordance with Section 3.1(c)) shall represent solely the right to receive Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4). No interest shall be paid or accrue on Merger Consideration.





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         (b)     As of or promptly after the Effective Time, BJ shall deposit or cause to be deposited, in trust with the Exchange Agent, for the benefit of the holders of shares of Western Common Stock, for exchange in accordance with this Article III, the aggregate Merger Consideration.

         (c) The cash portion of the aggregate Merger Consideration shall be invested by the Exchange Agent, as directed by and for the benefit of the Surviving Corporation, provided that such investments shall be limited to direct obligations of the United States of America, obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, commercial paper rated of the highest quality by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. ("S&P"), and certificates of deposit issued by a commercial bank whose long-term debt obligations are rated at least A2 by Moody's or at least A by S&P, in each case having a maturity not in excess of one year.

         (d) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall deliver to the Surviving Corporation all cash, shares of BJ Common Stock, Certificates and other documents in its possession relating to the transactions described in this Agreement, and the Exchange Agent's duties shall terminate. Thereafter, each holder of a Certificate may surrender such Certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) receive in exchange therefor the applicable Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or dividends or other payments thereon.

         (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Western Common Stock. If, after the Effective Time, Certificates formerly representing shares of Western Common Stock are presented to the Surviving Corporation or the Exchange Agent, they shall be cancelled and (subject to applicable abandoned property, escheat and similar laws and, in the case of Dissenting Shares, subject to applicable law) exchanged for Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), as provided in this Article III.

         (f) No dividends or other distributions declared or made after the Effective Time with respect to shares of BJ Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of BJ Common Stock they are entitled to receive and no cash payment in lieu of fractional interests shall be paid pursuant to Section 3.4 until the holder of such Certificate shall surrender such Certificate, in accordance with the provisions of this Agreement.

         Section 3.7 No Liability. Neither BJ nor the Surviving Corporation shall be liable to any holder of shares of Western Common Stock for any Merger Consideration in respect of such shares (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by BJ, the posting by such person of a bond in customary form and amount as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration (and cash in lieu of fractional interests in accordance with Section 3.4), without any interest or dividends or other payments thereon, upon due surrender of and deliverable in respect of such Certificate pursuant to this Agreement.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF BJ

         BJ represents and warrants to Western as follows, except as set forth in the disclosure letter delivered to Western by BJ on or prior to the date hereof(the "BJ Disclosure Memorandum"):

         Section 4.1 Organization and Qualification. BJ is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. BJ is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in good standing is not reasonably likely, individually or in the aggregate, to have a BJ Material Adverse Effect (as defined below).

         As used in this Agreement, the term "BJ Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition or results of operations of BJ and its subsidiaries taken as a whole; provided, however, that any change or changes in, or caused by, the prices of oil, gas or chemical products, general economic conditions or local, regional, national or international industry conditions shall not be deemed to constitute a BJ Material Adverse Effect, it also being understood that a BJ Material Adverse Effect shall not include a change with respect to BJ resulting from any change in law, rule or regulation or generally accepted accounting principles, consistently applied, that applies to both BJ and Western.

         Section 4.2 Capitalization. As of the date hereof, the authorized capital stock of BJ consists of 40,000,000 shares of BJ Common Stock and 5,000,000 shares of preferred stock, without par value. As of November 11, 1994, 15,717,270 shares of BJ Common Stock (together with the associated BJ Purchase Rights) were validly issued and outstanding, fully paid and nonassessable and no other shares of BJ's capital stock were outstanding. Since November 11, 1994, no shares of BJ's capital stock have been issued, except for shares of BJ Common Stock issued pursuant to (i) the exercise of stock options granted to employees under BJ's 1990 Stock Option Plan ("BJ Options") and (ii) pursuant to other employee plans disclosed in the BJ SEC Documents (as defined in Section 4.5 hereof) ("Other Plans"). Except for (i) BJ Options, (ii) the BJ Purchase Rights and (iii) the Other Plans, as of the date hereof there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations outstanding obligating BJ to issue or sell shares of its capital stock or any securities exercisable or exchangeable for or convertible into any shares of its capital stock. There are no voting trusts or other agreements or understandings to which BJ or any of its subsidiaries is a party or by which BJ or any of its subsidiaries is bound with respect to the voting of BJ Common Stock or the stock of any subsidiary of BJ. Except as disclosed prior to the date hereof in the BJ SEC Documents (as defined in Section 4.5), there are no agreements or other understandings to which BJ or any of its subsidiaries is a party or by which BJ or any of its subsidiaries is bound with respect to the repurchase, redemption or other acquisition of or payment in respect of any shares of capital stock of BJ or any of its subsidiaries. Each of the shares of BJ Common Stock issuable in accordance with this Agreement in exchange for Western Common Stock at the Effective Time will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and free of preemptive rights, and will include an associated BJ Purchase Right.

         Section 4.3 BJ Subsidiaries. Each Significant Subsidiary (as defined in Rule 12b-1 under the Exchange Act) of BJ is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Each such Significant Subsidiary of BJ is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties directly or indirectly owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not, individually or in the aggregate, reasonably likely to have a BJ Material Adverse Effect. Except as disclosed in the BJ SEC Documents and except for directors' qualifying shares, all the outstanding shares of capital stock of each such Significant Subsidiary of BJ are directly or indirectly owned (of record and beneficially) by BJ or a wholly owned subsidiary of BJ. All the outstanding shares of capital stock of such Significant Subsidiaries of BJ are validly issued, fully paid and nonassessable, and those shares owned by BJ or by a subsidiary of BJ are owned free and clear of any pledges, liens, claims, security interests or other encumbrances of any kind other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which BJ, directly or indirectly through a subsidiary, is a party. As of the date hereof, there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of BJ other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law pursuant to an agreement among the equity owners of such Significant Subsidiary to which BJ, directly or indirectly through a subsidiary, is a party. BJ does not directly or indirectly have any investment in any corporation, partnership, joint venture or other business association or entity which equity investment was when initially made, or has a current market value as of the date hereof, in excess of $750,000, except as disclosed prior to the date of this Agreement in the BJ SEC Documents.

         Section 4.4 Authority Relative to this Agreement. BJ has the requisite corporate power and authority to enter into this Agreement and the Warrant Agreement and to carry out its obligations hereunder and thereunder. The execution and delivery of each of this Agreement and the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by BJ's Board of Directors and, except for the approval of its stockholders as contemplated in Section 8.3, no other corporate proceedings on the part of BJ are necessary to authorize any of this Agreement, the Warrant Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement has been duly executed, acknowledged and delivered by each of BJ and BJ Sub and (assuming the valid authorization, execution and delivery of this Agreement by Western) is a valid and binding obligation of BJ and of BJ Sub, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles. When executed and delivered by BJ at the Closing, the Warrant Agreement will be a valid and binding obligation of BJ, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by general equitable principles and except that indemnification for certain matters pertaining to federal and state securities laws may not be enforceable by reason of applicable public policy. Neither BJ nor BJ Sub is subject to or obligated under (i) any charter or bylaw provision or (ii) any other contract, indenture, loan document, license, franchise, permit, order, decree or instrument binding on BJ or any of its subsidiaries which would be breached or violated by its executing and performing this Agreement and the transactions contemplated hereby or, with respect to BJ, the Warrant Agreement (or pursuant to which the transactions contemplated hereby may give rise to any right of termination, cancellation, acceleration or payment) other than, in the case of clause (ii) only, any breaches or violations (or rights of termination, cancellation, acceleration or payment) which will not, either singly or in the aggregate, have a BJ Material Adverse Effect or materially impair the ability of BJ to perform its obligations hereunder or under the Warrant Agreement. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "Hart Scott Act"), the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act"), the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder (the "Exchange Act"), applicable NYSE rules or rules promulgated by the National Association of Securities Dealers, Inc. ("NASD") and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BJ of the Merger or the other transactions contemplated by this Agreement and the Warrant Agreement, other than such as may be required solely because Western is a party to the Merger, except where the failure to so file or register or to obtain such authorizations, consents or approvals is not reasonably likely to have a BJ Material Adverse Effect.

         Section 4.5 Reports and Financial Statements. BJ has filed with the Securities and Exchange Commission (the "Commission") all prospectuses, proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) which were required under the Securities Act or the Exchange Act to be filed with the Commission by BJ since December 31, 1991, and will file all proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) required to be filed after the date hereof and prior to the Effective Time (collectively, the "BJ SEC Documents"). As of their respective dates, the BJ SEC Documents filed with the Commission prior to the date hereof complied in all material respects with all material requirements of the Securities Act or the Exchange Act, as the case may be, and the BJ SEC Documents to be filed with the Commission after the date hereof will so comply. BJ has made available to Western copies of all BJ SEC Documents filed with the Commission prior to the date hereof and will deliver promptly to Western after they are filed with the Commission all BJ SEC Documents filed after the date hereof. None of the BJ SEC Documents contained, or will contain, as of its date, any untrue statement of a material fact or omitted or will omit, to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The (i) audited fiscal year end consolidated statements of financial position and related consolidated statements of operations, stockholders' equity and cash flows, including the notes thereto, together with the reports thereon of BJ's independent public accountants, and (ii) unaudited interim consolidated statements of financial position and the related unaudited interim consolidated statements of operations, stockholders' equity and cash flows, which are, or will be, included in the BJ SEC Documents or incorporated by reference therein present, or will present, in accordance with the books and records of BJ and its subsidiaries, fairly the financial position, results of operations, cash flows and financial position of BJ and its subsidiaries as of the dates and for the periods indicated and are, or will be, in conformity with generally accepted accounting principles, except, in the case of interim financial statements, for the lack of explanatory footnote disclosures required by generally accepted accounting principles, and subject to normal year end audit adjustments. BJ's consolidated balance sheet at June 30, 1994 included in the BJ SEC Documents is hereinafter called the "Latest BJ Balance Sheet." There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of BJ or any subsidiary of BJ required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the Latest BJ Balance Sheet which is not so reflected or reserved against of which the executive officers of BJ have knowledge, that individually or in the aggregate is reasonably likely to have a BJ Material Adverse Effect, except for normal year-end adjustments and other adjustments described in the Latest BJ Balance Sheet.

         Section 4.6 Absence of Certain Changes or Events. Except as disclosed prior to the date of this Agreement in BJ SEC Documents, since September 30, 1993, the respective businesses of BJ and its subsidiaries have been conducted only in the ordinary course and consistent with past practice and there has not been (i) any change in the business, assets, liabilities, financial condition or results of operations of BJ and its subsidiaries, taken as a whole, that is reasonably likely to (x) have a BJ Material Adverse Effect or (y) as of the date hereof, materially impair the ability of BJ to perform its obligations hereunder or (ii) any material change by BJ or its subsidiaries in accounting principles or methods except insofar as required by a change in generally accepted accounting principles or rules of the Commission.

         Section 4.7 Tax Matters. Each of BJ and each of its Significant Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which BJ or any of its Significant Subsidiaries is or has been a member, has timely filed all material Tax Returns (as hereinafter defined) required to be filed by it, has paid all Taxes (as hereinafter defined) shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a BJ Material Adverse

Effect, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of BJ or any of its Significant Subsidiaries or is being asserted against BJ or any of its Significant Subsidiaries; no audit of any Tax Return of BJ or any of its Significant Subsidiaries is being conducted by a Tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by BJ or any of its Significant Subsidiaries and is currently in effect. As used herein, "Taxes" shall mean any taxes of any kind, including but not limited to those measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits or assessments of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. Neither BJ nor any of its Significant Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any governmental authority with respect to Taxes.

         Section 4.8 Environmental Matters. (a) Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a BJ Material Adverse Effect, to the knowledge of the executive officers of BJ:

                 (i) BJ and its subsidiaries hold, and are in compliance with and have been in compliance with for the last two years, all Environmental Permits (as hereinafter defined), and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws (as hereinafter defined) and there is no condition that is reasonably likely to prevent or materially interfere in the near future with compliance by BJ and its subsidiaries with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by BJ of the transactions contemplated hereby or the operation of the business of BJ or any of its subsidiaries on the Closing Date;

                 (iii) neither BJ nor any of its subsidiaries has received any Environmental Claim (as hereinafter defined), nor has any Environmental Claim been threatened against BJ or any of its subsidiaries;

                 (iv) neither BJ nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials (as hereinafter defined);

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which BJ or any subsidiary of BJ would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of BJ or any of its subsidiaries under any Environmental Laws.

         (b) For purposes of this Agreement, the terms below shall have the following meanings:

                 "Environmental Claim" means any written complaint, notice, claim, demand, action, suit or judicial, administrative or arbitral proceeding by any person to BJ or any of its subsidiaries (or, for purposes of Section 6.10, Western or any of its subsidiaries) asserting liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

                 "Environmental Permits" means all permits, licenses, registrations, exemptions and other governmental authorizations required under Environmental Laws for BJ or any of its subsidiaries (or, for purposes of Section 6.10, Western or any of its subsidiaries) to conduct their operations as presently conducted.

                 "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to pollution or protection of the environment, to the extent and in the form that such exist at the date hereof.

                 "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials and substances, including but not limited to radioactive materials regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.

         Section 4.9 Litigation. Except as disclosed prior to the date hereof in BJ SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of BJ, threatened against or affecting BJ or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is reasonably likely to have a BJ Material Adverse Effect or (with respect to such matters that are pending or threatened as of the date hereof) materially impair the ability of BJ to perform its obligations hereunder and there is no judgment, decree, injunction, rule or order of any court, governmental department,commission, board, bureau, agency, instrumentality or arbitrator outstanding against or applicable to BJ or any of its subsidiaries that is reasonably likely to have a BJ Material Adverse Effect or (with respect to such items that are outstanding or applicable as of the date hereof) materially impair the ability of BJ to perform its obligations hereunder.

         Section 4.10 Governmental Licenses and Permits; Compliance with Law. Except as disclosed prior to the date hereof in the BJ SEC Documents, since September 30, 1993 neither BJ nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval the revocation or modification of which has had or is reasonably likely to have a BJ Material Adverse Effect. To the knowledge of the executive officers of BJ, the conduct of the business of each of BJ and its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, are not reasonably likely to have a BJ Material Adverse Effect.

         Section 4.11 Required Vote of BJ Stockholders. The affirmative vote of holders of outstanding shares of BJ Common Stock provided for in NYSE Rule
312.05 is required to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger. No other vote of the stockholders of BJ is required by law, the Restated Certificate of Incorporation or Bylaws of BJ or otherwise to approve this Agreement and the transactions contemplated hereby.

         Section 4.12 BJ Action. The Board of Directors of BJ (at a meeting duly called and held on November 17, 1994) unanimously (a) determined that the Merger is fair to and in the best interests of BJ and its stockholders, (b) approved this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger, (c) resolved to recommend approval by BJ's stockholders of this Agreement and the issuance of BJ Common Stock and BJ Warrants in the Merger and
(d) directed that this Agreement be submitted to BJ's stockholders for their approval, including approval of the Stock Consideration and Warrant Consideration to be issued pursuant to this Agreement.

         Section 4.13 Opinion of Financial Advisor. On the date hereof, BJ has received the opinion of Merrill Lynch & Co. to the effect that the Merger is fair to BJ's stockholders.

         Section 4.14 Brokers and Finders. Except for Merrill Lynch & Co, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of BJ or BJ Sub. Except as expressly set forth in this Agreement, no valid claim against BJ or BJ Sub or, to the knowledge of the executive officers of BJ, against Western exists for payment of any fee or other compensation as a result of any of the transactions contemplated hereby.

         Section 4.15 Available Funds. BJ will have available to it at the Effective Time all funds necessary to satisfy all of its obligations hereunder and in connection with the transactions contemplated herein.


                                   ARTICLE V
                REPRESENTATIONS AND WARRANTIES REGARDING BJ SUB

         BJ and BJ Sub jointly and severally represent and warrant to Western as follows:

         Section 5.1 Organization. BJ Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. BJ Sub has not engaged in any business since it was incorporated, except in connection with the Merger and the other transactions contemplated hereby.

         Section 5.2 Capitalization. The authorized capital stock of BJ Sub consists of 1,000 shares of common stock, par value $0.01 per share, 100 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by BJ free and clear of all liens, claims and encumbrances.

         Section 5.3 Authority Relative to this Agreement. BJ Sub has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by BJ Sub's Board of Directors and its sole stockholder and no other corporate proceedings on the part of BJ Sub are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the Act, the Securities Act, the Exchange Act, applicable NYSE rules and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by BJ Sub of the Merger or the other transactions contemplated by this Agreement, other than such as may be required solely because Western is a party to the Merger.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF WESTERN

         Western represents and warrants to BJ and BJ Sub, except as set forth in the disclosure letter delivered to BJ by Western on or prior to the date hereof (the "Western Disclosure Memorandum") as follows:

         Section 6.1 Organization and Qualification. Western is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Western is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not reasonably likely to, individually or in the aggregate, have a Western Material Adverse Effect (as defined below).

         As used in this Agreement, the term "Western Material Adverse Effect" means a material adverse effect on the business, properties, assets, financial condition or results of operations of Western and its subsidiaries taken as a whole; provided, however, that any change or changes in, or caused by, the prices of oil, gas or chemical products, general economic conditions or local, regional, national or international industry conditions shall not be deemed to constitute a Western Material Adverse Effect, it also being understood that a Western Material Adverse Effect shall not include a change with respect to Western resulting from any change in law, rule or regulation or generally accepted accounting principles, consistently applied, that applies to both BJ and Western.

         Section 6.2 Capitalization. The authorized capital stock of Western consists of 50,000,000 shares of Western Common Stock and 6,000,000 shares of preferred stock, without par value ("Western Preferred Stock"). As of November 11, 1994, 18,243,238 shares of Western Common Stock were validly issued and outstanding, fully paid and nonassessable and no other shares of Western's capital stock were outstanding. As of November 9, 1994, Western had outstanding options to purchase, in the aggregate, 1,018,714 shares of Western Common Stock granted under the Western Plans (as defined in Section 6.7), which includes options to purchase 268,750 shares of Western Common Stock granted under an agreement, dated May 12, 1989, with an executive officer of Western, options to purchase 37,500 shares of Western Common Stock granted under Western's Non-Employee Directors' Plan and options to purchase 712,464 shares of Western Common Stock granted under Western's Long-Term Performance Incentive Plan (collectively, the "Western Options"). As of October 31, 1994, there was outstanding $88,746,000 principal amount of Western Convertible Debentures convertible into 5,220,352 shares of Western Common Stock. Since November 11, 1994, no shares of Western's capital stock have been issued. Except for Western Options, Western Convertible Debentures and the preferred stock purchase rights (the "Western Rights") issued pursuant to Western's Stockholders Protection Rights Agreement dated as of March 5, 1990, as amended (the "Western Rights Agreement"), there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations outstanding obligating Western to issue or sell any shares of its capital stock or any securities exercisable or exchangeable for or convertible into any shares of its capital stock. There are no voting trusts or other agreements or understandings to which Western or any of its subsidiaries is a party or by which Western or any of its subsidiaries is bound with respect to the voting of Western Common Stock or the stock of any subsidiary of Western. Western has provided to BJ true and correct lists of the record holders as of November 9, 1994 of all Western Options. Except as disclosed prior to the date hereof in the Western SEC Documents (as defined in Section 6.5), there are no agreements or other understandings to which Western or any of its subsidiaries is a party or by which Western or any of its subsidiaries is bound with respect to the repurchase, redemption or other acquisition of or payment in respect of any shares of capital stock of Western or any of its subsidiaries.

         Section 6.3 Western Subsidiaries. Each Significant Subsidiary (as defined in Rule 12b-1 under the Exchange Act) of Western is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own its assets and to carry on its business as it is now being conducted or proposed to be conducted. Each such Significant Subsidiary of Western is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties directly or indirectly owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified or be in such good standing is not, individually or in the aggregate, reasonably likely to have a Western Material Adverse Effect. Except as disclosed in the Western SEC Documents all the outstanding shares of capital stock of each such Significant Subsidiary of Western are directly or indirectly owned (of record and beneficially) by Western or a wholly owned subsidiary of Western. All the outstanding shares of capital stock of such Significant Subsidiaries of Western are validly issued, fully paid and nonassessable, and those shares owned by Western or by a subsidiary of Western are owned free and clear of any pledges, liens, claims, security interests or other encumbrances of any kind other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which Western, directly or indirectly through a subsidiary, is a party. As of the date hereof, there are no options, warrants, calls, subscriptions, rights, agreements, commitments or other obligations of any character relating to the issued or unissued capital stock or other securities of any of the Significant Subsidiaries of Western other than those arising pursuant to the certificate of incorporation or bylaws or other organizational document of such Significant Subsidiary, as required by law or pursuant to an agreement among the equity owners of such Significant Subsidiary to which Western, directly or indirectly through a subsidiary, is a party. Western does not directly or indirectly have any equity investment in any corporation, partnership, joint venture or other business association or entity which equity investment was when initially made, or has a current market value as of the date hereof, in excess of $750,000, except as disclosed prior to the date of this Agreement in the Western SEC Documents.

         Section 6.4 Authority Relative to this Agreement. Subject to the approval of this Agreement by the holders of at least two-thirds of the outstanding shares of Western Common Stock, Western has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Western's Board of Directors and, except for the approval of its stockholders as contemplated in Section 8.3, no other corporate proceedings on the part of Western are necessary to authorize this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed, acknowledged and delivered by Western and (assuming the valid authorization, execution and delivery of this Agreement and the transactions contemplated hereby by each of BJ and BJ Sub) is a valid and binding obligation of Western, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles and except that indemnification for certain matters pertaining to federal and state securities laws may not be enforceable by reason of applicable public policy. Western is not subject to or obligated under (i) any charter or bylaw provision or (ii) any other contract, indenture, loan document, license, franchise, permit, order, decree or instrument (except for master service contracts which are terminable upon no more than 90 days' notice) binding on Western or any of its subsidiaries which would be breached or violated by its executing and performing this Agreement and the transactions contemplated hereby (or pursuant to which the transactions contemplated hereby may give rise to any right of termination, cancellation, acceleration or payment) other than, in the case of clause (ii) only, any breaches or violations (or rights of termination, cancellation, acceleration or payment) which will not, either singly or in the aggregate, have a Western Material Adverse Effect or materially impair the ability of Western to perform its obligations hereunder. Except as referred to herein or in connection, or in compliance, with the provisions of the Hart Scott Act, the Securities Act, the Exchange Act, applicable NYSE rules and the corporation, securities, takeover or blue sky laws of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Western of the Merger or the other transactions contemplated by this Agreement, other than such as may be required solely because BJ or BJ Sub is a party to the Merger, except where the failure to so file or register or to obtain such authorizations, consents or approvals is not reasonably likely to have a Western Material Adverse Effect.

         Section 6.5 Reports and Financial Statements. Western has filed with the Commission all prospectuses, proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) which were required under the Securities Act or the Exchange Act to be filed with the Commission by Western since December 31, 1991, and will file all proxy statements and reports (including all exhibits and schedules thereto and documents incorporated by reference therein) required to be filed after the date hereof and prior to the Effective Time (collectively, the "Western SEC Documents"). As of their respective dates, the Western SEC Documents filed with the Commission prior to the date hereof complied in all material respects with all material requirements of the Securities Act or the Exchange Act, as the case may be, and the Western SEC Documents to be filed with the Commission after the date hereof will so comply. Western has made available to BJ copies of all Western SEC Documents filed with the Commission prior to the date hereof and will deliver promptly to BJ after they are filed with the Commission all Western SEC Documents filed after the date hereof. None of the Western SEC Documents contained, or will contain, as of its date, any untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements made, in light of the circumstances under which they were made, not misleading. The (i) audited fiscal year end consolidated balance sheets and related consolidated statements of operations, stockholders' equity and cash flows, including the notes thereto, together with the reports thereon of Western's independent public accountants, and (ii) unaudited interim consolidated balance sheets and the related unaudited interim consolidated statements of operations, stockholders' equity and cash flows, which are, or will be, included in Western SEC Documents or incorporated by reference therein, present, or will present, in accordance with the books and records of Western and its subsidiaries, fairly the financial position, results of income, cash flows and financial position of Western and its subsidiaries as of the dates and for the periods indicated and are, or will be, in conformity with generally accepted accounting principles, except, in the case of interim financial statements, for the lack of explanatory footnote disclosures required by generally accepted accounting principles, and subject to normal year end audit adjustments. Western's consolidated balance sheet at September 30, 1994 included in the Western SEC Documents is hereinafter called the "Latest Western Balance Sheet." There is no liability or obligation of any kind, whether accrued, absolute, fixed or contingent, of Western or any subsidiary of Western required by generally accepted accounting principles to be reflected or reserved against or otherwise disclosed in the Latest Western Balance Sheet which is not so reflected or reserved against of which the executive officers of Western have knowledge, that individually or in the aggregate is reasonably likely to have a Western Material Adverse Effect, except for normal year-end adjustments and other adjustments described in the Latest Western Balance Sheet.

         Section 6.6 Absence of Certain Changes or Events. Except as disclosed prior to the date of this Agreement in the Western SEC Documents, since December 31, 1993, (a) the respective businesses of Western and its subsidiaries have been conducted only in the ordinary course and consistent with past practice, (b) there has not been any change in the business, assets, properties, financial condition or results of operations of Western and its subsidiaries, taken as a whole, that is reasonably likely to (x) have a Western Material Adverse Effect (it being acknowledged by BJ that the public announcement on September 13, 1994 by BJ of its proposal to acquire Western and subsequent events related thereto, including, without limitation, entering into this Agreement and the transactions contemplated hereby, could have a negative impact on operating results prior to the Effective Time) or (y) as of the date hereof, materially impair the ability of Western to perform its obligations hereunder and (c) there has not been:

                 (i) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Western, or any repurchase, redemption or other acquisition by Western of any outstanding shares of capital stock or other equity securities of Western or any options, warrants or rights of any kind to acquire any, or any securities exercisable or exchangeable for or convertible into shares of, capital stock or other equity securities of Western (other than the extinguishment of options upon the exercise of Western Options and other than purchases of Western Common Stock by the trustee under the Western Retirement Savings Plan);

                 (ii) any change in any method of accounting or accounting practice by Western, except for any such change required to be implemented pursuant to generally accepted accounting principles or rules of the Commission; or

                 (iii) any (A) grant of any severance or termination pay to any director, officer or employee of Western or any of its subsidiaries (other than settlement arrangements with employees other than officers in accordance with past practice and pursuant to which Western or its subsidiaries obtain certain waivers of rights), (B) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Western or any subsidiary thereof, (C) any increase in benefits payable under any existing severance or termination pay policies or employment agreements, or (D) any increase in compensation, bonus or other benefits payable to directors, officers or employees of Western or any subsidiary thereof, other than in the ordinary course (including normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awards under existing plans).

         Section 6.7 Benefit Plans. (a) Section 6.7(a) of the Western Disclosure Memorandum contains a complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including, without limitation, multiemployer plans within the meaning of ERISA section 3(37), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive or deferred compensation plans) under which any employee or director or former employee or director of Western, including any beneficiary thereof, has any present or future right to benefits or under which Western has any present or future liability (other than payments by insurance companies under terminated insurance contracts). All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Western Plans".

         (b) With respect to each Western Plan, Western has delivered or, in the case of clauses (i), (ii) and (iv) below, made available to BJ a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement, annuity contract or other funding instrument; (ii) the most recent Internal Revenue Service determination letter; (iii) any summary plan description and other written communications by Western to its employees which are materially inconsistent with any summary plan description; and (iv) the most recent (I) Form 5500 and attached schedules; (II) audited financial statements; (III) actuarial valuation reports; and (IV) attorney's response to an auditor's request for information.

         (c) (i) Each Western Plan has been established and administered in accordance with its terms, and in substantial compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code") and other applicable laws, rules and regulations; (ii) each Western Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification and nothing has occurred to the knowledge of the executive officers of Western, whether by action or failure to act, which would cause the loss of such qualification; and (iii) with respect to any Western Plan, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the executive officers of Western, threatened. Western will promptly notify BJ in writing of any pending or threatened claims arising between the date hereof and the Closing Date (other than routine claims for benefits in the ordinary course). No event has occurred and no condition exists with respect to or relating to any Western Plan that is reasonably likely to subject Western, either directly or by reason of its affiliation with any member of its Controlled Group (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any material tax,fine or penalty or other liability imposed by ERISA, the Code or other applicable laws.

         (d) (i) No Western Plan has incurred any "accumulated funding deficiency" as such term is defined in ERISA section 302 and Code section 412 (whether or not waived); (ii) to the knowledge of the executive officers of Western, no event or condition exists which could be deemed a reportable event within the meaning of ERISA section 4043 with respect to any Western Plan that is subject to Title IV of ERISA where the present value of accrued benefits exceeds the fair market value of assets available for such benefits by a material amount; (iii) Western and each member of its Controlled Group have made all required premium payments when due to the PBGC; (iv) neither Western nor any member of its Controlled Group is subject to any liability to the PBGC for any plan termination; (v) no amendment has occurred which has required or could require Western or any member of its Controlled Group to provide security pursuant to Code section 401(a)(29); and (vi) neither Western nor any member of its Controlled Group has engaged in a transaction which is reasonably likely to subject it to liability under ERISA section 4069.

         (e) Section 6.7(e) of the Western Disclosure Memorandum sets forth, on a plan by plan basis, the present value of benefits payable presently or in the future to present or former employees of Western under each unfunded Western Plan which is a pension plan within the meaning of Section 3(2) of ERISA.

         (f) No Western Plan is a multiemployer plan (within the meaning of Section 3(37) of ERISA) and neither Western nor any member of its Controlled Group has incurred or is likely to incur any liability to any multiemployer plan nor is engaged in a transaction which could subject Western to liability under ERISA section 4212(c).

         (g) (i) No Western Plan, by its terms, provides for an increase in the rate of accrual or the amount of benefits thereunder on or after the Closing Date (other than increases due to ordinary accruals or contributions under the plan), (ii) each Western Plan may be amended or terminated under the terms of such Western Plan without material obligation or liability (other than those obligations and liabilities for which specific assets have been set aside in a trust or other funding vehicle or reserved for on Western's balance sheet); and (iii) except as specifically contemplated by this Agreement, no Western Plan exists which could result in the payment to any Western employee of any money or other property or rights or accelerate or provide any other rights or benefits to any Western employee as a result of the transaction contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

         Section 6.8 Labor Matters. (i) Neither Western nor any of its Significant Subsidiaries is party to any collective bargaining agreement or other material contract or agreement with any labor organization or other representative of employees nor is any such contract being negotiated; (ii) there is no material unfair labor practice charge or complaint pending nor, to the knowledge of the executive officers of Western, threatened, with regard to employees of Western or any Significant Subsidiary; (iii) there is no labor strike, material slowdown, material work stoppage or other material labor controversy in effect, or, to the knowledge of the executive officers of Western, threatened against Western or any of its Significant Subsidiaries;
(iv) as of the date hereof, no representation question exists, nor to the knowledge of the executive officers of Western are there any campaigns being conducted to solicit cards from the employees of Western or any Significant Subsidiary of Western to authorize representation by any labor organization; (v) neither Western nor any Significant Subsidiary of Western is party to, or is otherwise bound by, any consent decree with any governmental authority relating to employees or employment practices of Western or any Significant Subsidiary of Western; and
(vi) Western and each Significant Subsidiary of Western are in compliance with all applicable agreements, contracts and policies relating to employment, employment practices, wages, hours and terms and conditions of employment of the employees except where failure to be in compliance with each such agreement, contract and policy is not, either singly or in the aggregate, reasonably likely to have a Western Material Adverse Effect.

         Section 6.9 Tax Matters. Each of Western and each of its Significant Subsidiaries, and any consolidated, combined, unitary or aggregate group for tax purposes of which Western or any of its subsidiaries is or has been a member, has timely filed all material Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate reserves in its financial statements for any Taxes that have not been paid but are properly accruable under generally accepted accounting principles, whether or not shown as being due on any returns. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Western Material Adverse Effect, no claim for unpaid Taxes has become a lien or encumbrance of any kind against the property of Western or any of its Significant Subsidiaries or is being asserted against Western or any of its Significant Subsidiaries; no audit of any Tax Return of Western or any of its Significant Subsidiaries is being conducted by a Tax authority; and no extension of the statute of limitations on the assessment of any Taxes has been granted by Western or any of its Significant Subsidiaries and is currently in effect. Neither Western nor any of its Significant Subsidiaries has made an election under Section 341(f) of the Internal Revenue Code.

         Section 6.10 Environmental Matters. Except to the extent that the inaccuracy of any of the following, individually or in the aggregate, is not reasonably likely to have a Western Material Adverse Effect, to the knowledge of the executive officers of Western:

                 (i) Western and its subsidiaries hold, and are in compliance with and have been in compliance with for the last two years, all Environmental Permits, and are otherwise in substantial compliance and have been in substantial compliance for the last two years with, all applicable Environmental Laws and there is no condition that is reasonably likely to prevent or materially interfere prior to the Effective Time with compliance by Western and its subsidiaries with Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or the consummation by Western of the transactions contemplated hereby or the operation of the business of Western or any of its subsidiaries on the Closing Date;

                 (iii) neither Western nor any of its subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Western or any of its subsidiaries;

                 (iv) neither Western nor any of its subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or consent arrangement with any governmental authority under any Environmental Laws, including without limitation those relating to compliance with any Environmental Laws or to the investigation, cleanup, remediation or removal of Hazardous Materials;

                 (v) there are no circumstances that are reasonably likely to give rise to liability under any agreements with any person pursuant to which Western or any subsidiary of Western would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such person, or alleged violation by or other liability or expense of such person, arising out of any Environmental Law; and

                 (vi) there are no other circumstances or conditions that are reasonably likely to give rise to liability of Western or any of its subsidiaries under any Environmental Laws.

         Section 6.11 Litigation. Except as disclosed prior to the date hereof in Western SEC Documents, there is no suit, action, investigation or proceeding pending or, to the knowledge of the executive officers of Western, threatened against Western or any of its subsidiaries at law or in equity before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is reasonably likely to have a Western Material Adverse Effect or, with respect to such matters that are pending or threatened as of the date hereof, materially impair the ability of Western to perform its obligations hereunder and there is no judgment, decree, injunction, rule or order of any court, governmental department, commission, board, bureau, agency, instrumentality or arbitrator to which Western or any of its subsidiaries is subject that is reasonably likely to have a Western Material Adverse Effect or, with respect to such items that are outstanding and applicable as of the date hereof, materially impair the ability of Western to perform its obligations hereunder.

         Section 6.12 Governmental Licenses and Permits; Compliance with Law. Except as disclosed prior to the date hereof in the Western SEC Documents, since December 31, 1993 neither Western nor any of its Significant Subsidiaries has received notice of any revocation or modification of any federal, state, local or foreign governmental license, certification, tariff, permit, authorization or approval the revocation or modification of which has had or is reasonably likely to have a Western Material Adverse Effect. To the knowledge of the executive officers of Western, the conduct of the business of each of Western and its subsidiaries complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, except for violations or failures to comply, if any, that, individually or in the aggregate, are not reasonably likely to have a Western Material Adverse Effect.

         Section 6.13 Amendment to Western Rights Agreement. (a) The Board of Directors of Western has taken all necessary action to amend the Western Rights Agreement so that none of the execution and delivery of this Agreement, the conversion of shares of Western Common Stock into the right to receive Merger Consideration in accordance with Article III of this Agreement, and the consummation of the Merger or any other transaction contemplated hereby will cause (i) the Western Rights issued pursuant to the Western Rights Agreement to become exercisable under the Western Rights Agreement, (ii) BJ or any of BJ's direct or indirect subsidiaries to be deemed an "Acquiring Person" (as defined in the Western Rights Agreement), (iii) any such event to be deemed a "Flip-over Transaction or Event" (as defined in the Western Rights Agreement) or (iv) the "Stock Acquisition Date" (as defined in the Western Rights Agreement) to occur upon any such event.

         (b) The "Expiration Time" (as defined in the Western Rights Agreement) of the Western Rights will occur immediately prior to the Effective Time.

         (c) The "Separation Time" (as defined in the Western Rights Agreement) has not occurred.

         Section 6.14 Required Vote of Western Stockholders. The affirmative vote of the holders of not less than 66-2/3% of the outstanding shares of Western Common Stock is required to adopt this Agreement and approve the Merger and the other transactions contemplated hereby. No other vote of the stockholders of Western is required by law, the Restated Certificate of Incorporation or Bylaws of Western or otherwise to adopt this Agreement and approve the Merger and the other transactions contemplated hereby.

         Section 6.15 Western Action. The Board of Directors of Western (at a meeting duly called and held on November 17, 1994) unanimously (a) determined that the Merger is fair to and in the best interests of Western and its stockholders, (b) approved this Agreement and the Merger in accordance with the Delaware Corporation Law, (c) resolved to recommend approval and adoption of this Agreement and Merger by Western's stockholders and (d) directed that this Agreement be submitted to Western's stockholders.

         Section 6.16 Opinion of Financial Advisor. On the date hereof, Western has received the opinion of Goldman, Sachs & Co. to the effect that the consideration to be received in the Merger by Western's stockholders is fair to such stockholders.

         Section 6.17 Brokers and Finders. Except for Goldman, Sachs & Co. and Alexander Corporate Financial Consulting, Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Merger based upon arrangements made by or on behalf of Western. Except as expressly set forth in this Agreement, no valid claim against Western or, to the knowledge of the executive officers of Western, against BJ or BJ Sub exists for payment of any fee or other compensation as a result of any of the transactions contemplated hereby.

         Section 6.18 Intellectual Property. Western and each of its subsidiaries owns, or is licensed to use (in each case, clear of any material liens or other encumbrances) all patents, trademarks, trade names, copyrights, technology, know-how and processes used in or necessary for the conduct of its business as currently conducted which are material to the business of Western. To the knowledge of the executive officers of Western, the use of such patents, trademarks, trade names, copyrights, technology, know-how and processes by Western and its subsidiaries does not infringe on the rights of any person, subject to such claims and infringements as do not, in the aggregate, give rise to any liability that is reasonably likely to have a Western Material Adverse Effect.


                                  ARTICLE VII
                     CONDUCT OF BUSINESS PENDING THE MERGER

         Section 7.1 Conduct of Business by Western Pending the Merger. Prior to the Effective Time, unless BJ shall otherwise consent in writing (it being understood that BJ must act in good faith whenever it withholds such consent), Western shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course and consistent with past practice and, to the extent consistent therewith and with the specific terms of this Agreement, use all commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current employees and preserve their relationships with customers, suppliers and others having business dealings with them. Without limiting the generality of the foregoing, prior to the Effective Time, except as expressly contemplated by this Agreement or unless BJ shall otherwise agree in writing, Western shall not, and shall cause each of its subsidiaries not to:

                 (i) (A) sell or pledge or otherwise encumber or agree to sell or pledge any stock owned by it in any direct or indirect subsidiary of Western; (B) redeem, purchase or otherwise acquire any shares of, or any options, warrants or rights of any kind to acquire any shares of or any securities exercisable or exchangeable for or convertible into shares of, the capital stock of Western or any of its subsidiaries, other than the extinguishment of options outstanding as of the date hereof upon the exercise of such options and other than purchases of Western Common Stock by the trustee under the Western Retirement Savings Plan; (C) amend the Restated Certificate of Incorporation or Bylaws of Western or the certificate of incorporation or bylaws or other governing documents of any of Western's subsidiaries; (D) split, combine or reclassify any of Western's capital stock or the capital stock of any of Western's subsidiaries; or (E) declare, set aside or pay any dividend on, or make any other distributions in respect of, any of Western's capital stock or the capital stock of any of Western's subsidiaries, other than dividends and distributions by a direct or indirect subsidiary of Western to its stockholder or stockholders;

                 (ii) (A) issue, authorize the issuance of or agree to issue any shares of, or any options, warrants or rights of any kind to acquire any shares of, or any securities exercisable or exchangeable for or convertible into shares of, Western's capital stock or the capital stock of any of Western's subsidiaries (except to issue shares of Western Common Stock (including associated Western Rights) upon the due exercise of Western Options, or the due conversion of Western Convertible Debentures, outstanding on the date hereof or the due exercise of outstanding Western Rights) or issue or agree to issue any other equity securities; (B) acquire or dispose of any business or line of business or any assets, other than in the ordinary course of business and consistent with past practice (or pursuant to the agreement dated November 1, 1994 with respect to the sale of the Alaskan Star Rig), or engage in any negotiations with any person or entity concerning any such transaction (other than negotiations with respect to the possible sale of offshore drilling rigs); (C) make any
         (1) capital expenditures which have not been expressly provided for in the list of currently authorized financial expenditures as of October 31, 1994 (a copy of which has been delivered to BJ), or (2) capital expenditures in excess of $3,000,000 in the fourth calendar quarter of 1994 or in any calendar quarter of 1995, in addition to those permitted by clause (1) above; (D) enter into any other transaction not in the ordinary course of business and consistent with past practice; (E) amend or modify any of the terms of any Western Option or grant any stock option, stock appreciation rights or stock bonuses;
         (F) amend or modify the Western Rights Agreement or redeem any Western Rights; or (G) merge or consolidate with another corporation, other than the merger of a wholly-owned subsidiary of Western with and into Western or another wholly-owned subsidiary;

                 (iii) (A) lease, license, mortgage or otherwise encumber or subject to any consensual lien any material assets other than in the ordinary course of business and consistent with past practice; (B) incur any indebtedness for borrowed money (other than letters of credit entered into, or short-term borrowings for working capital purposes incurred, in each case in the ordinary course of business and consistent with past practice) or guarantee any such indebtedness of another person or entity; or (C) make any loans, advances or capital contributions to, or investments in, any other person or entity, other than to Western or any direct or indirect subsidiary of Western, other than as required under existing agreements with third parties and other than in connection with the relocation of employees under existing Western policies and consistent with past practice;

                 (iv) (A) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction of its liabilities or its obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof; (B) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, restructuring, recapitalization or reorganization, other than a plan or resolution authorizing the dissolution of a subsidiary of Western with less than $100,000 in assets; (C) enter into any collective bargaining agreement, successor collective bargaining agreement or amended collective bargaining agreement; (D) change any accounting principle used by it, except for such changes required to be implemented prior to the Effective Time pursuant to generally accepted accounting principles or rules of the Commission; or (E) settle or compromise any litigation brought against it other than settlements or compromises of any litigation where the amount paid in settlement or compromise (including without limitation the cost to Western and its subsidiaries of complying with any provision of such settlement or compromise other than cash payments) does not exceed $500,000, exclusive of amounts covered by insurance;

                 (v) (A) enter into any new, or amend any existing, severance agreement or arrangement (other than settlement arrangements with employees other than officers in accordance with past practice and pursuant to which Western obtains certain waivers of rights from such employees), deferred compensation arrangement or employment agreement with any current officer, director or employee, (B) adopt any new, or amend any existing, incentive, retirement or welfare benefit arrangements, plans or programs for the benefit of current, former or retired employees of Western and its subsidiaries and their respective predecessors that would increase the cost of aggregate benefits available by more than 1% (other than amendments required by law or to maintain the tax qualified status of such plans under the Code), or (C) grant any increases in employee compensation, other than in the ordinary course or pursuant to promotions, in each case consistent with past practice (which shall include normal individual periodic performance reviews and related compensation and benefit increases and bonus payments and awards under existing plans and forgiveness of employee indebtedness incurred in connection with relocation loans made under existing Western policies); or

                 (vi) authorize or enter into any agreement to do any of the foregoing.


                                  ARTICLE VIII
                             ADDITIONAL AGREEMENTS

         Section 8.1 Access and Information. Subject to the Confidentiality Agreements (as defined in Section 10.2), upon reasonable notice, Western and BJ shall each afford to the other and to the other's accountants, counsel and other authorized representatives reasonable access during normal business hours throughout the period prior to the Effective Time to all of its properties, books, contracts, commitments and records (including but not limited to tax returns) and, during such period, each shall furnish promptly to the other (i) a copy of each report and other document filed by it pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as such other party may reasonably request, provided that the foregoing shall not require Western or BJ to permit any inspection, or to disclose any information, that in the reasonable judgment of Western or BJ, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any obligation of Western or BJ, as the case may be, with respect to confidentiality if Western or BJ, as the case may be, shall have used reasonable efforts to obtain the consent of such third party to such inspection or disclosure. All requests for information made pursuant to this Section 8.1 shall be directed to an executive officer of Western or BJ or such person as may be designated by either of their respective officers, as the case may be. No investigation pursuant to this
Section 8.1 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

         Section 8.2 Stock Exchange Listing. BJ shall use its best efforts to list on the NYSE, prior to the Effective Time, subject to official notice of issuance, (a) the BJ Common Stock (including associated BJ Purchase Rights) and the BJ Common Stock issuable upon exercise of the BJ Warrants to be issued pursuant to the Merger, and (b) the BJ Warrants to be issued pursuant to the Merger. If the BJ Warrants are not so listed on the NYSE, BJ shall use its best efforts to have the BJ Warrants listed on NASDAQ.

         Section 8.3 Stockholders' Approval. Each of BJ and Western shall take, in accordance with applicable law and their respective certificates of incorporation and bylaws, all action necessary to convene a meeting of its stockholders (collectively, the "Stockholders Meetings") as promptly as practicable after the registration statement on Form S-4 to be filed with the Commission by BJ in connection with the issuance of shares of BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including shares of BJ Common Stock issuable upon the exercise thereof) in the Merger (the "S-4") is declared effective for the purpose of voting, in the case of Western, to adopt this Agreement and approve the Merger and the other transactions contemplated hereby and, in the case of BJ, to approve this Agreement and the issuance of BJ Common Stock and BJ Warrants in the

Merger and, in each case, such other matters as may be appropriate at such meetings and are consented to in writing by BJ and Western (which consent shall not be unreasonably withheld), provided that no proxy statement for use in connection with the stockholders' meeting of each of BJ and Western referred to in Section 8.3 hereof (the "Joint Proxy Statement") shall be mailed by Western or BJ without the prior approval of the other party hereto. Each of BJ and Western will use its best efforts to hold such meetings no later than April 30, 1995, unless otherwise agreed by the parties hereto, and will use its best efforts to hold such meetings on the same day. Unless otherwise required by applicable law because of the fiduciary duties of the directors of Western to its stockholders as determined by such directors in good faith after consultation with and based upon the advice of Sullivan & Cromwell, as legal counsel to Western, the Board of Directors of Western shall recommend to its stockholders approval of the transactions contemplated by this Agreement, Western shall use its best efforts to solicit from its stockholders proxies in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby, and Western shall not take any actions that are inconsistent with such best efforts obligation. BJ shall recommend to its stockholders approval of the transactions contemplated by this Agreement, shall use its best efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the issuance of the Stock Consideration and Warrant Consideration in the Merger as required by NYSE Rule 312.05, and shall not take any actions that are inconsistent with such best efforts obligation. Each of Western and BJ shall take all other action necessary or advisable to secure the vote or consent of its stockholders required by Delaware Corporation Law or NYSE rules, as the case may be, to obtain such approvals. Western will cause its transfer agent to make stock transfer records relating to Western available to the extent reasonably necessary to effectuate the intent of this Agreement.

         Section 8.4 No Solicitation. (a) Except with respect to BJ and its affiliates, on or after the date hereof, Western shall not, and shall cause its subsidiaries and its and its subsidiaries' officers, directors, affiliates, agents and representatives (including without limitation any investment banker, attorney or accountant retained by Western or any of its subsidiaries), and shall use its best efforts to cause its and its subsidiaries' employees not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to an Alternative Transaction (as hereinafter defined), participate in any negotiations concerning, or provide to any other person any information or data relating to Western or its subsidiaries for the purpose of, or have any substantive discussions with, any person relating to, or otherwise cooperate with or assist or participate in, or facilitate, any inquiries or the making of any proposal which constitutes, or would reasonably be expected to lead to, any effort or attempt by any other person to seek to effect an Alternative Transaction, or agree to or endorse any Alternative Transaction; provided, however, that nothing contained in this
Section 8.4 shall prohibit Western or its Board of Directors from taking and disclosing to the stockholders of Western a position with respect to any such Alternative Transaction that, in the judgment of the Board of Directors of Western, as determined in good faith by such directors after consultation with and based upon the advice of Sullivan & Cromwell, as counsel to Western, is required by applicable law; and provided, further, that (x) the Board of Directors of Western may (i) upon the unsolicited request of a third party which executes a confidentiality agreement with Western in customary form, furnish information or data (including without limitation confidential information or data relating to Western or its subsidiaries) in order to allow such third party to consider making a proposal with respect to, or entering into, an Alternative Transaction involving such third party and Western, (ii) participate in negotiations or have substantive discussions with a third party who makes an unsolicited, bona fide proposal regarding an Alternative Transaction, and (iii) in connection therewith, cooperate with or assist or facilitate such third party in its attempt to effect such Alternative Transaction, and (y) following receipt of an unsolicited, bona fide proposal from a third party regarding an Alternative Transaction, the Board of Directors of Western may withdraw or modify its recommendation referred to in Section 8.3, in each case to the extent that the Board of Directors of Western determines in good faith, after consultation with and based upon the advice of Sullivan & Cromwell, as counsel to Western, that such action may be required in order for the Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law.

Western shall promptly advise BJ of any such request or proposal that Western may receive. Prior to taking any such action, if Western intends to participate in any such discussions or negotiations or provide any such information to any such third party, Western shall give reasonable prior notice to BJ of each such action. Nothing in this Section 8.4 shall (A) permit Western to terminate this Agreement or (B) permit Western to enter into any written agreement with respect to an Alternative Transaction during the term of this Agreement (it being agreed that during the term of this Agreement Western shall not enter into any written agreement with any person that provides for, or in any way facilitates, an Alternative Transaction, other than a confidentiality agreement in the form referred to above), it being understood that Section 10.1(f) sets forth the rights of Western to terminate this Agreement in the circumstances specified in clause (y) above.

         (b) Western will immediately, and will cause its subsidiaries and its and its subsidiaries' officers, directors, agents and representatives (including without limitation any investment banker, attorney or accountant retained by Western or any of its subsidiaries), and will use its best efforts to cause its and its subsidiaries' employees, to immediately, cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any possible Alternative Transactions.

         (c) Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the first sentence of Section 8.4(a) by any officer or director or authorized employee, agent or representative of Western or any of its subsidiaries (including, without limitation, any investment banker, attorney or accountant retained by Western or any of its subsidiaries), or otherwise shall be deemed to be a breach of Section 8.4(a) by Western.

         (d) As used herein, "Alternative Transaction" means (i) any merger, consolidation or other business combination transaction involving Western in which another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire beneficial ownership of at least 20% of the aggregate voting power of all voting securities of Western or the Surviving Corporation, as the case may be;
(ii) any tender offer or exchange offer for any securities of Western which, if consummated, would result in another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) becoming the beneficial owner of at least 20% or more of the aggregate voting power of all voting securities of Western; (iii) any sale or other disposition of assets of Western or any of its subsidiaries (excluding the offshore drilling rigs) in a single transaction or in a series of related transactions if the fair market value of such assets exceeds 20% of the aggregate fair market value of the assets of Western and its subsidiaries taken as a whole before giving effect to such sale or other disposition; (iv) the adoption by Western of a plan of liquidation, the declaration or payment by Western of an extraordinary dividend on any of its shares of capital stock or the effectuation by Western of a recapitalization or other type of transaction which would involve either a change in Western's outstanding capital stock or a distribution of assets of any kind to the holders of such capital stock; or (v) the repurchase by Western or any of its subsidiaries of shares of Western Common Stock representing at least 20% or more of the aggregate voting power of all voting securities of Western.

         Section 8.5 Antitrust Filing and Divestitures. (a) Within two Trading Days after the date hereof, Western and BJ shall file notification and report forms under the Hart Scott Act with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") and shall promptly make all other necessary, proper or advisable filings with the applicable federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), related to the transactions contemplated by this Agreement and shall use their best efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division or such other Governmental Entities for additional information or documentation. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and the FTC the Antitrust Division or any other Governmental Entity or members of their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the Hart Scott Act.

         (b) Without limiting the generality of the undertakings pursuant to this Section 8.5 and Section 8.14, BJ shall promptly take or cause to be taken all actions as it may determine to be reasonably appropriate in order to avoid the commencement of a proceeding by any Governmental Entity to restrain, enjoin or to otherwise prohibit consummation of the Merger so as to permit consummation of the Merger on a schedule as close as possible to that contemplated by this Agreement.

         Section 8.6 Indemnification and Insurance. (a) From and after the Effective Time, BJ agrees that it or the Surviving Corporation will indemnify and hold harmless each present and former director and officer of Western and its subsidiaries (the "Indemnified Parties") against any and all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent allowed by law (and BJ or the Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law provided the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

         (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.6, upon learning of any such claim, action, suit, proceeding or investigation, shall promptly notify BJ and the Surviving Corporation thereof, but the failure to so notify shall not relieve BJ or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices the indemnifying party. In the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), (i) BJ or the Surviving Corporation shall have the right to assume the defense thereof (which it shall, in cooperation with the Indemnified Parties, vigorously defend) and neither BJ nor the Surviving Corporation shall be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if neither BJ nor the Surviving Corporation elects to assume such defense or there is a conflict of interest between BJ or the Surviving Corporation, on the one hand, and the Indemnified Parties, including situations in which there are one or more legal defenses available to the Indemnified Party that are different from or additional to those available to BJ or the Surviving Corporation, the Indemnified Parties may retain counsel satisfactory to them, and BJ or the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, however, that neither BJ nor the Surviving Corporation shall, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties except to the extent that local counsel, in addition to such parties' regular counsel, is required in order to effectively defend against such action or proceeding, (ii) the Indemnified Parties will cooperate in the defense of any such matter and (iii) neither BJ nor the Surviving Corporation shall be liable for any settlement effected without its prior written consent, and provided, further, that neither BJ nor the Surviving Corporation shall have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law.

         (c) For a period of three years after the Effective Time, the Surviving Corporation shall use its best efforts to maintain in effect the current policies of directors' and officers' liability insurance maintained by Western (the "Current D&O Policy") (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous ("Substitute Coverage") and will, to the extent available, provide such Substitute Coverage if the Current D&O Policy is not available) with respect to claims arising from facts or events occurring at or prior to the Effective Time; provided, however, if the Current D&O Policy expires, is terminated or cancelled during such three year period and Substitute Coverage cannot be obtained, the Surviving Corporation shall use its best efforts to obtain as much insurance as can be obtained for the remainder of such period up to a maximum of the coverage amount of the Current D&O Policy; provided further, that in no event shall the Surviving Corporation be required to expend for insurance premiums pursuant to this Section 8.6(b) more than 150% of the current annual premiums paid by Western for such insurance (which premiums Western represents and warrants to be $421,000 in the aggregate).

         (d) If the Surviving Corporation or any of its successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume all of the obligations of the Surviving Corporation set forth in this Section 8.6.

         (e) The provisions of this Section 8.6 are intended to be for the benefit of, and shall be enforceable by, each of the directors and officers of Western who are the beneficiaries of the indemnification arrangements specified herein and their heirs and their representatives.

         Section 8.7 Amendment of Western Plans. Western shall take such action as is necessary to amend, as of the Effective Time, each Western Plan providing for the issuance of, or related to, the securities of Western or the Surviving Corporation to provide that on and after the Effective Time, no option or other right shall be outstanding to acquire any security of Western or the Surviving Corporation.

         Section 8.8 Employee Arrangements. (a) The Surviving Corporation agrees that, during the period commencing at the Effective Time and ending on the first anniversary thereof, the employees of Western will continue to be provided with benefits under employee benefit plans that are no less favorable in the aggregate than those currently provided by Western to such employees; provided, however, that nothing herein shall (i) prevent the amendment or termination of any Western Plan, (ii) require the Surviving Corporation to provide or permit investment in the securities of BJ, BJ Sub, Western or the Surviving Corporation, or (iii) limit or restrict the ability of BJ,Western or the Surviving Corporation to terminate the employment of any officer or employee.

         (b) Notwithstanding anything to the contrary in Section 8.8(a), BJ will, and will cause the Surviving Corporation to honor all employee benefit obligations to current and former employees and directors under the Western Plans, under the Retirement Plan for Non-Employee Directors and, to the extent set forth in Western SEC Documents or the Western Disclosure Memorandum, the Special Severance Policy in existence on the date hereof and all employment or severance agreements or indemnification agreements entered into by Western or adopted by the Board of Directors of Western prior to the date hereof; provided, however, that nothing shall prevent BJ or the Surviving Corporation from taking any action with respect to such plans, obligations or agreements or refraining from taking any such action which is permitted or provided for under the terms thereof.

         (c) Employees of the Surviving Corporation shall be given credit for all service with Western and its subsidiaries under all employee benefit plans, programs and policies of the Surviving Corporation or BJ in which they become participants for all purposes thereunder; provided, however, that employees of the Surviving Corporation who become participants in a defined benefit pension plan sponsored by BJ or in a defined benefit pension plan sponsored by the Surviving Corporation which is adopted on or after the Effective Time shall not be given credit for benefit accrual purposes to the extent such credit would result in a duplication of benefits under more than one defined benefit pension plan.

         (d) A special committee of the Board of Directors of BJ shall be established (the "Special Committee") consisting of two current outside directors of BJ and two current outside directors of Western who will become directors of BJ after the Closing Date as specified in Section 8.16. Except as otherwise specified in the last sentence of this Section 8.8(d), the provisions of this Section 8.8 shall be enforceable exclusively by the Special Committee for the benefit of the officers and employees of the Surviving Corporation and its subsidiaries who were officers and employees of Western and its subsidiaries prior to the Effective Time. If any such officer or employee has any claim that the provisions of this Section 8.8 have not been complied with, such officer or employee shall be required to submit such claim to the Special Committee, and any decision rendered by a majority of the members of the Special Committee shall be binding upon such officer or employee and shall be dispositive of such claim for all purposes whatsoever. If (and only if) the Special Committee is unable to reach a majority decision with respect to the disposition of such claim, such officer or employee may pursue his claim in any other appropriate manner.

         Section 8.9 Publicity. Except with respect to matters concerning an Alternative Transaction, the parties hereto shall consult with each other concerning any proposed press release or public announcement pertaining to the transactions contemplated by this Agreement and shall use their best efforts to agree upon the text of any such press release or the making of such public announcement prior to the public dissemination thereof and prior to making any filings with any Governmental Entity or national securities exchange with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of any national securities exchange.

         Section 8.10 Fees and Expenses. (a) Except as provided in Sections 8.10(b) through Section 8.10(g), whether or not the Merger is consummated, all costs and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such cost or expense.

         (b) If (i) Western terminates this Agreement pursuant to Section 10.1(f); (ii) BJ terminates this Agreement pursuant to Section 10.1(e)(i); or
(iii) either Western or BJ terminates this Agreement pursuant to Section 10.1(h) and, prior to such failure of Western stockholders to adopt this Agreement and approve the Merger, another party shall have made a proposal to effectuate an Alternative Transaction and such proposal shall have been publicly announced, then in any such event Western shall pay to BJ, in immediately available funds, (A) on the date on which such Alternative Transaction is consummated, $16,000,000 (the "Topping Fee") and (B) within one Trading Day after requested by BJ (accompanied by reasonably detailed documentation) from time to time, all of BJ's Expenses up to a maximum payment pursuant to this clause (B) of $3,500,000. The term "BJ's Expenses" shall include all out-of-pocket expenses and fees (including without limitation fees and expenses payable to all banks, investment banking firms and other financial institutions and their respective agents and counsel for arranging or providing, or agreeing to arrange or provide, financing for, or financing advice with respect to, the Merger and all fees of counsel, accountants, experts and consultants to BJ or BJ Sub) actually incurred by BJ and BJ Sub or on their behalf in connection with the consummation of all transactions contemplated by this Agreement, including the Merger.

         (c) If the provisions of Section 8.10(b) are not applicable and BJ terminates this Agreement pursuant to Section 10.1(e) (ii), then Western shall pay to BJ, within one Trading Day after requested by BJ (accompanied by reasonably detailed documentation) from time to time, all of BJ's Expenses up to a maximum payment pursuant to this Section 8.10(c) of $3,500,000.

         (d) If Western terminates this Agreement pursuant to Section 10.1(g) and if (and only if) such termination occurs on or after the date of consummation of the BJ Alternative Transaction which gave rise to such right of termination under Section 10.1(g) then in such event BJ shall pay to Western, in immediately available funds, (i) on the date of such termination, $16,000,000 and (ii) within one Trading Day after requested by Western (accompanied by reasonably detailed documentation) from time to time, all of Western's Expenses up to a maximum payment pursuant to this clause (ii) of $3,500,000. The term "Western's Expenses" shall include all out-of-pocket expenses and fees (including without limitation fees and expenses payable to all investment banking firms, counsel, accountants, experts and consultants to Western) actually incurred by Western or on its behalf in connection with the consummation of the transactions contemplated by this Agreement, including the Merger.

         (e)     If either BJ or Western terminates this Agreement pursuant to
Section 10.1(j), then BJ shall pay to Western, within one Trading Day after requested by Western (accompanied by reasonably detailed documentation) from time to time, all of Western's Expenses up to a maximum payment pursuant to this Section 8.10(e) of $3,500,000; provided, however, that BJ shall pay to Western a termination fee of $20,000,000 and shall not make any additional payment to Western in reimbursement of Western's Expenses, if either BJ or Western terminates this Agreement pursuant to Section 10.1(j) and both of the following conditions shall have been satisfied: (i) the meeting of BJ stockholders shall have been held subsequent to the receipt of the first Antitrust Termination Notice (as defined in Section 8.10(f)) sent by Western at the end of the 100-day period referred to in Section 10.1(l) (the "Antitrust Approval Period") (without regard to any extensions thereof) and (ii) BJ shall have elected to extend the Antitrust Approval Period pursuant to clause (i) of
Section 8.10(f) rather than pursuant to clause (ii) of Section 8.10(f).

         (f) If either BJ or Western terminates this Agreement pursuant to Sections 10.1(i) or 10.1(l) (but only if, in the case of a termination pursuant to Section 10.1(i), the action giving rise to an order or injunction sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws), then BJ shall pay to Western a termination fee of $20,000,000 within five Trading Days after written notice of termination under Sections 10.1(i) or 10.1(l) (the "Antitrust Termination Notice") is received by BJ from Western or received by Western from BJ; provided, however, that BJ shall have the option to require Western to rescind any such Antitrust Termination Notice sent by Western under Section 10.1(l) if either of the conditions set forth below shall have been satisfied, in which event such Antitrust Termination Notice shall be rescinded and the Antitrust Approval Period shall be deemed to have been changed to 130 days:

                 (i) if at the time such Antitrust Termination Notice is received, BJ has been engaged in active and continuous negotiations with the Antitrust Division or the FTC with respect to the Consent Decree Final Agreement (as defined in Section 10.1(l)), provided that prior to the tenth day after receipt by BJ of the Western Compliance Certificates (as defined in Section 10.1(l)), BJ and its outside counsel each delivered to Western certificates that to the best of their knowledge BJ is in "substantial compliance" with the Antitrust Division's or FTC's "second request" for information from BJ under the Act, or

                 (ii) if the foregoing clause (i) is not applicable, if BJ shall have paid a fee of $2,500,000 to Western on or prior to the fifth Trading Day after BJ's receipt of such Antitrust Termination Notice;

provided, further, that at the end of such extended Antitrust Approval Period BJ shall have the option to extend the Antitrust Approval Period for a second 30-day period by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) above, or (y) paying an additional fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) above, in which event upon such payment the Antitrust Approval Period shall be deemed to have been changed to 160 days.

         (g)     If either BJ or Western terminates this Agreement pursuant to
Section 10.1(m), then BJ shall pay to Western a termination fee of $20,000,000; provided, however, that if Western's stockholders shall fail to have approved the Merger or BJ's stockholders shall fail to have approved the issuance of BJ Common Stock and BJ Warrants in the Merger and this Agreement at a meeting of stockholders held to vote thereon and BJ is not in breach of its obligations contained in this Agreement, BJ shall have no obligation to pay any termination fee to Western pursuant to this Section 8.10(g).

         Section 8.11 Preparation of Form S-4 and Joint Proxy Statement. As promptly as practicable following the date of this Agreement, Western and BJ shall prepare and file with the Commission the Joint Proxy Statement, and BJ shall prepare and file with the Commission the S-4, in which the Joint Proxy Statement will be included. Each of Western and BJ shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Western will use its best efforts to cause the Joint Proxy Statement to be mailed to Western's stockholders, and BJ will use its best efforts to cause the Joint Proxy Statement to be mailed to BJ's stockholders, in each case as promptly as practicable after the S-4 is declared effective under the Securities Act. BJ shall also take any action required to be taken under any applicable state securities laws in connection with the issuance of BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) in the Merger, and Western shall furnish all information concerning Western and the holders of Western Common Stock as may be reasonably requested in connection with any such action. BJ, BJ Sub and Western each covenant and agree that the information provided and to be provided by such party for inclusion or incorporation by reference in the S-4 shall not, at the time the S-4 becomes effective and on the date of each Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Western, BJ and BJ Sub each agree to correct promptly any information provided by it for use in the S-4 which shall have become false or misleading prior to the times referred to above.

         Section 8.12 Affiliates. Prior to the Closing Date, Western shall deliver to BJ a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of Western, "affiliates" of Western for purposes of Rule 145 under the Securities Act. Western shall use its reasonable best efforts to cause each such person to deliver to BJ on or prior to the Closing Date an affiliates' agreement substantially in the form attached hereto as Exhibit B.

         Section 8.13 Conveyance Taxes. BJ and Western shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed on or before the Effective Time. Any liability with respect to the transfer of the property of Western arising out of the New York State Real Property Transfer Gains Tax, the New York State Real Estate Transfer Tax or the New York City Real Property Transfer Tax shall be borne by BJ and expressly shall not be the liability of the stockholders of Western.

         Section 8.14 Additional Agreements. Subject to the terms and conditions set forth herein, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to use its best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations and to otherwise use its best efforts to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to satisfy the conditions precedent to the obligations of any of the parties hereto, to obtain all necessary waivers, consents and approvals, to obtain waivers or consents from holders of, or to arrange to pay or for the prepayment of, indebtedness which would be the subject of an event of default as a result of the Merger, to effect all necessary registrations and filings (including but not limited to filings under the Hart Scott Act), and to cause to be lifted any injunction or other legal bar to the Merger (and, in such case, to proceed with the Closing and the Merger as expeditiously as possible), subject, however, to the requisite vote of the stockholders of Western and BJ.

         Section 8.15 Dividends. BJ shall not declare, set aside or pay any dividend payable in cash, stock or property with respect to any capital stock prior to the Effective Time.

         Section 8.16 Election to BJ's Board of Directors. At the Effective Time of the Merger, BJ shall promptly increase the size of its board of directors in order to enable the three current outside directors of Western listed on Exhibit C hereto (the "Western Representatives") to be appointed to BJ's Board of Directors and for at least one year after the next annual meeting of stockholders of BJ, subject to fiduciary obligations under applicable law, shall use its best efforts to cause the Western Representatives to be elected to BJ's Board of Directors by the stockholders of BJ.

         Section 8.17 BJ Vote. BJ will vote (or consent with respect to) or cause to be voted (or a consent to be given with respect to) any Western Common Stock and any shares of common stock of BJ Sub beneficially owned by it or any of its subsidiaries or with respect to which it or any of its subsidiaries has the power (by agreement, proxy or otherwise) to cause to be voted (or to provide a consent), in favor of the adoption and approval of this Agreement at any meeting of stockholders of Western or BJ Sub, respectively, at which this Agreement shall be submitted for adoption and approval and at all adjournments or postponements thereof (or, if applicable, by any action of stockholders of either Western or BJ Sub by consent in lieu of a meeting).

         Section 8.18 Warrant Agreement; Reservation of BJ Common Stock. Prior to the Effective Time, BJ shall execute and deliver to Western the Warrant Agreement and shall reserve for issuance such number of shares of BJ Common Stock to be issued upon conversion of the Western Convertible Debentures.

         Section 8.19 Supplemental Indentures. BJ Sub will use its best efforts to execute and deliver to Western supplemental indentures with respect to each of the Western Senior Notes and the Western Convertible Debentures.

         Section 8.20 BJ Standstill. If this Agreement is terminated (a) under the circumstances specified in Section 8.10(f) and BJ is thereby obligated to pay to Western the $20 million fee specified in Section 8.10(f),
(b) pursuant to Section 10.1(j), or (c) pursuant to Section 10.1(k), then for five years after the date of such termination in the case of a termination under the circumstances specified in Section 8.10(f) or pursuant to Section 10.1(j), and for two years after the date of such termination in the case of a termination pursuant to Section 10.1(k), BJ and each of its successors will not, and will cause its affiliates not to:

                 (i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by merger, purchase or otherwise, beneficial ownership of any assets or voting securities of Western or its affiliates or any direct rights or options to acquire (through purchase, exchange, conversion or otherwise) any assets or voting securities of Western or its affiliates;

                 (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated by the Commission, disregarding clause (iv) of Rule 14a-1(1)(2), but including any solicitation exempted pursuant to Rule 14a-2(b)(1)) to vote (including by the execution of actions by written consent), or seek to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of Western;

                 (iii) call, or in any way participate in a call for, any meeting of stockholders of Western (or take any action with respect to stockholders acting by written consent);

                 (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of Western; or

                 (v) otherwise act to control or influence, or seek to control or influence, Western or the management, Board of Directors, policies or affairs of Western, including, without limitation, (A) making any offer or proposal to acquire any securities or assets of Western or any of its affiliates or soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving Western, its affiliates or any of their respective securities or assets, (B) seeking Board representation or the removal of any directors or a change in the composition or size of the Board of Directors of Western, (C) making any request to amend or waive any provision of this Section 8.20, (D) disclosing any intent, purpose, plan or proposal with respect to this Section 8.20 or Western, its affiliates or the boards of directors, management, policies or affairs or securities or assets of Western or its affiliates that is inconsistent with this Section 8.20, including an intent, purpose, plan or proposal that is conditioned on, or would require, waiver, amendment, nullification or invalidation of any provision of this Section 8.20, or take any action that could require Western or any of its affiliates to make any public disclosure relating to any such intent, purpose, plan, proposal or condition, or (E) assisting, advising or encouraging any person with respect to, or seeking to do, any of the foregoing.

         Section 8.21 Western Standstill. If this Agreement is terminated under the circumstances specified in Section 8.10(f) and BJ pays to Western the $20 million fee specified in Section 8.10(f), then for five years after the date of such termination Western and each of its successors will not, and will cause its affiliates not to:

                 (i) acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, by merger, purchase or otherwise, beneficial ownership of any assets or voting securities of BJ or its affiliates or any direct rights or options to acquire (through purchase, exchange, conversion or otherwise) any assets or voting securities of BJ or its affiliates;

                 (ii) make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are defined in Rule 14a-1 of Regulation 14A promulgated by the Commission, disregarding clause (iv) of Rule 14a-1(1)(2), but including any solicitation exempted pursuant to Rule 14a-2(b)(1)) to vote (including by the execution of actions by written consent), or seek to advise, encourage or influence any person or entity with respect to the voting of, any voting securities of BJ;

                 (iii) call, or in any way participate in a call for, any meeting of stockholders of BJ (or take any action with respect to stockholders acting by written consent);

                 (iv) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of BJ; or

                 (v) otherwise act to control or influence, or seek to control or influence, BJ or the management, Board of Directors, policies or affairs of BJ, including, without limitation, (A) making any offer or proposal to acquire any securities or assets of BJ or any of its affiliates or soliciting or proposing to effect or negotiate any form of business combination, restructuring, recapitalization or other extraordinary transaction involving BJ, its affiliates or any of their respective securities or assets, (B) seeking Board representation or the removal of any directors or a change in the composition or size of the Board of Directors of BJ, (C) making any request to amend or waive any provision of this Section 8.21, (D) disclosing any intent, purpose, plan or proposal with respect to this Section 8.21 or BJ, its affiliates or the boards of directors, management, policies or affairs or securities or assets of BJ or its affiliates that is inconsistent with this Section 8.21, including an intent, purpose, plan or proposal that is conditioned on, or would require, waiver, amendment, nullification or invalidation of any provision of this Section 8.21, or take any action that could require BJ or any of its affiliates to make any public disclosure relating to any such intent, purpose, plan, proposal or condition, or (E) assisting, advising or encouraging any person with respect to, or seeking to do, any of the foregoing.


                                   ARTICLE IX
                              CONDITIONS PRECEDENT

         Section 9.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                 (a) This Agreement and the Merger and the other transactions contemplated hereby shall have been adopted and approved by the requisite vote of the holders of Western Common Stock.

                 (b) The waiting periods applicable to the consummation of the Merger under the Hart Scott Act shall have expired or been earlier terminated.

                 (c) No preliminary or permanent injunction or other order, decree or ruling by any United States federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger shall have been issued and remain in effect.

                 (d) No statute, rule or regulation shall have been enacted by any United States federal or state governmental, regulatory or administrative agency or authority that makes the consummation of the Merger illegal or would otherwise prevent the consummation of the Merger.

                 (e) The S-4 shall have become effective, and any required post-effective amendment shall have become effective, under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order, and any material "blue sky" and other state securities laws applicable to the registration of the BJ Common Stock (including associated BJ Purchase Rights) and BJ Warrants (including the BJ Common Stock issuable upon exercise thereof) to be exchanged for Western Common Stock shall have been complied with.

                 (f) The shares of BJ Common Stock (including associated BJ Purchase Rights) issuable to Western's stockholders pursuant to this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

                 (g) The issuance of BJ Common Stock and BJ Warrants in the Merger and this Agreement shall have been approved by the affirmative vote of holders of BJ Common Stock required by NYSE Rule 312.05.

         Section 9.2 Condition to Obligations of Western to Effect the Merger. The obligations of Western to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) BJ and BJ Sub shall have performed or complied with in all material respects their agreements and covenants contained in this Agreement and the Senior Executive Termination Agreements required to be performed or complied with at or prior to the Closing Date, and the representations and warranties of BJ and BJ Sub contained in this Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement and except that any representation and warranty not modified by reference to a BJ Material Adverse Effect that is not true in all respects shall nevertheless be deemed, for purposes of this Section 9.2(a), to be true in all respects unless the failure of such representation or warranty to be so true has had, or is reasonably likely to have, a BJ Material Adverse Effect.

                 (b) The Warrant Agreement shall have been executed and delivered by BJ.

         Section 9.3 Conditions to Obligations of BJ and BJ Sub to Effect the Merger. The obligations of BJ and BJ Sub to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following additional conditions:

                 (a) Western shall have performed or complied with in all material respects its agreements and covenants contained in this Agreement required to be performed or complied with at or prior to the Closing Date, and the representations and warranties of Western contained in this Agreement shall be true in all respects when made and on and as of the Closing Date with the same force and effect as if made on and as of such date, except as expressly contemplated or otherwise expressly permitted by this Agreement and except that any representation and warranty not modified by reference to a Western Material Adverse Effect that is not true in all respects shall nevertheless be deemed, for purposes of this Section 9.3(a), to be true in all respects unless the failure of such representation or warranty to be so true has had, or is reasonably likely to have, a Western Material Adverse Effect.

                 (b) The amendment to the Western Rights Agreement referred to in Section 6.13(a) shall be in full force and effect and shall be binding, valid and enforceable.


                                   ARTICLE X
                       TERMINATION, AMENDMENT AND WAIVER

         Section 10.1 Termination. Except as provided in the concluding sentence of this Section 10.1, this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval by the stockholders of Western:

                 (a) by mutual written consent of the Board of Directors of BJ and the Board of Directors of the Western;

                 (b) by either BJ or Western, if the Merger shall not have been consummated on or before August 31, 1995, which date may be extended by the mutual written consent of the Board of Directors of BJ and the Board of Directors of Western; provided, however, that such right to terminate this Agreement shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the failure of the Merger to occur on or before such date; provided, further, that BJ shall have no right to terminate this Agreement pursuant to this Section 10.1(b) if BJ shall have exercised its rights under Sections 8.10(f) or 10.1(m) to extend either the Antitrust Approval Period or the Section 10.1(m) Period (as defined below) until after the Antitrust Approval Period and the Section 10.1(m) Period shall have expired;

                 (c) by Western, if any of the conditions specified in Sections 9.1(d) and 9.2 have not been met or waived by Western, but only at and after such time as such condition can no longer be satisfied;

                 (d) by BJ, if any of the conditions specified in Sections 9.1(d) and 9.3 have not been met or waived by BJ, but only at and after such time as such condition can no longer be satisfied;

                 (e) by BJ, if (i) the Board of Directors of Western shall have (A) withdrawn or modified, in any manner which is adverse to BJ or BJ Sub, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby and (B) recommended to stockholders of Western any proposal involving an Alternative Transaction, or shall have resolved to do both of the foregoing, (ii) the Board of Directors of Western shall have withdrawn or modified, in any manner which is adverse to BJ or BJ Sub, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby under any circumstances other than those specified in clause (i) above, or (iii) any corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange
         Act) other than BJ or any of its subsidiaries (collectively, "Third Persons") shall have become an "Acquiring Person" (as defined in the Western Rights Agreement);

                 (f) by Western, if it shall exercise the right specified in clause (y) of Section 8.4(a), provided that Western may not effect such termination pursuant to this Section 10.1(f) unless and until it gives BJ at least three Trading Days' prior notice of its intention to effect such termination pursuant to this Section 10.1(f);

                 (g) by Western, if BJ shall have entered into an agreement to effectuate a BJ Alternative Transaction;

                 (h) by either BJ or Western, if the stockholders of Western shall have failed to adopt this Agreement and approve the Merger at the meeting of Western's stockholders referred to in Section 8.3;

                 (i) by either BJ or Western, if either is prohibited by a final and nonappealable order or injunction of a United States federal or state court of competent jurisdiction from consummating the Merger;

                 (j) by either BJ or Western, if the stockholders of BJ shall have failed to approve the issuance of the Stock Consideration and Warrant Consideration in the Merger at the meeting of BJ's stockholders referred to in Section 8.3;

                 (k) by Western, if the Closing Price is below $14.00, provided that Western may not effect such termination pursuant to this
         Section 10.1(k) if BJ should offer to amend Section 3.1(b)(ii) so that "Stock Consideration" will be defined so that each share of Western Common Stock which is the subject of a Stock Election will be converted into, exchangeable for and represent the right to receive, together with a corresponding number of BJ Purchase Rights, a number of shares of BJ Common Stock having the same aggregate value based on the actual Closing Price as the aggregate value of the number of shares of BJ Common Stock into which such share of Western Common Stock would have been converted if the Closing Price had been $14.00;

                 (l) by either BJ or Western, if the final terms of a consent decree between BJ and the Antitrust Division or the FTC (the "Consenting Parties") with respect to the Merger (the "Consent Decree Final Agreement") have not been agreed to by the Consenting Parties (as confirmed by Western), or an order of a Federal District Court adjudging that the Merger does not violate the Federal antitrust laws shall not have been issued (such Consent Decree Final Agreement or court order being collectively referred to as the "Antitrust Disposition Action"), by 100 days after Western and its outside counsel have each certified to BJ (the "Western Compliance Certificates") that to the best of their knowledge Western has "substantially complied" with the Antitrust Division's or FTC's "second request" for information from Western under the Hart Scott Act, provided that such 100-day period may be extended for two successive 30-day periods in the manner specified in Section 8.10(f) (but in no event longer than a total of 160 days);

                 (m) by either BJ or Western, if the Merger shall not have occurred by the thirtieth day after the later of (i) the date of the Antitrust Disposition Action, (ii) the date on which Western's stockholders shall have approved the Merger, or (iii) the date on which BJ's stockholders shall have approved the Merger (provided the meeting of BJ's stockholders shall have initially been scheduled to be held prior to the thirtieth day after the date of the Antitrust Disposition Action and adjourned for good reason to no later than the Final Adjournment Date (as defined below)); provided, however, that BJ and Western shall not have the right to terminate this Agreement pursuant to this Section 10.1(m) if the Merger shall not have occurred by such thirtieth day due to the existence of a preliminary or permanent injunction or other order, decree or ruling by any United States federal or state court of competent jurisdiction or by any United States federal or state governmental, regulatory or administrative agency or authority which prevents the consummation of the Merger (unless the action giving rise to such injunction, order, decree or ruling sought to enjoin or otherwise prohibit the Merger for alleged violations of the federal or state antitrust laws or such action was initiated by BJ); provided, further, that in the event any such injunction, order, decree or ruling shall cause the 30-day period referred to at the beginning of this Section 10.1(m) (the "Section 10.1(m) Period") to be delayed, the parties hereto shall use their best efforts to cause such injunction, order, decree or ruling to be lifted at the earliest practicable date; provided, further, that BJ shall have the option to extend the Section 10.1(m) Period for a period of 30 additional days (but in no event later than the Final Adjournment Date) if either of the following conditions shall have been satisfied:

                          (A) if the Antitrust Approval Period was not extended pursuant to Section 8.10(f), by the delivery of written notice of such extension by BJ to Western; or

                          (B) if the Antitrust Approval Period was not extended for more than 30 days pursuant to Section 8.10(f), by
                 (i) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) of the first sentence of Section 8.10(f), or (ii) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) of the first sentence of
                 Section 8.10(f).

If the Antitrust Approval Period was not extended pursuant to Section 8.10(f), the date of BJ's stockholders' meeting may not be adjourned for more than 60 days after the Antitrust Disposition Action (the "Final Adjournment Date"). If the Antitrust Approval Period was extended for 30 days pursuant to Section 8.10(f), the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action; provided, however, that BJ may extend the Final Adjournment Date for up to 60 days after the date of the Antitrust Disposition Action by (x) paying a fee of $5,000,000 to Western if the Antitrust Approval Period was extended pursuant to clause (i) of the first sentence of Section 8.10(f), or (y) by paying a fee of $2,500,000 to Western if the Antitrust Approval Period was extended pursuant to clause (ii) of the first sentence of
Section 8.10(f). If the Antitrust Approval Period was extended for 60 days pursuant to Section 8.10(f), the Final Adjournment Date may not be more than 30 days after the Antitrust Disposition Action. Notwithstanding anything to the contrary provided elsewhere in this Section 10.1, BJ may not terminate this Agreement pursuant to Sections 10.1(d) or 10.1(e)(iii) after the 100-day Antitrust Approval Period.

         Section 10.2 Effect of Termination. In the event of termination of this Agreement by either BJ or Western, as provided above, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of either Western or BJ or BJ Sub or their respective officers or directors (except for this Section 10.2 and Sections 8.10, 8.20 and 8.21, which shall survive termination of this Agreement and except as set forth in the confidentiality agreements between BJ and Western dated October 7, 1994 (collectively with the confidentiality agreements among Collier, Shannon, Rill & Scott, Sullivan & Cromwell and Simpson Thacher & Bartlett, the "Confidentiality Agreements"), each of which Confidentiality Agreements shall survive such termination) and except that nothing herein shall relieve any party from liability for any breach of this Agreement; provided, however, that the payment of any fees and expense reimbursements specified in Sections 8.10(b),(d) or (f) upon the termination of this Agreement under any of the circumstances specified in Sections 8.10(b),(d) or (f) shall constitute the parties' sole remedy for any breach of this Agreement which may have occurred prior to such termination.

         Section 10.3 Amendment. This Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval hereof by the stockholders of Western but, after any such approval, no amendment shall be made which changes the way in which the Merger Consideration is calculated under Article III or which in any way alters or changes any of the other terms or conditions of this Agreement if such alteration or change would materially adversely affect the rights of such stockholders, without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed and acknowledged on behalf of each of the parties hereto.

         Section 10.4 Waiver. At any time prior to the Closing Date, each of the parties hereto may (i) extend the time of the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, (iii) waive compliance with any of the agreements or conditions contained herein which may legally be waived and (iv) grant any consents hereunder. Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE XI
                               GENERAL PROVISIONS

         Section 11.1 Notice of Breach. Each party will promptly give written notice to each other party upon becoming aware of the occurrence of any breach of any of its representations, warranties and covenants contained in this Agreement and will use its best efforts to prevent or promptly remedy the same.

         Section 11.2 Survival of Representations and Warranties. The covenants of Western, BJ and BJ Sub contained in Sections 3.6, 8.6, 8.8, 8.10,
8.13 and 8.16 shall survive the consummation of the Merger. None of the representations and warranties in this Agreement shall survive the Merger.

         Section 11.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given (i) on the date delivered, if delivered personally, (ii) on the first Trading Day following the deposit thereof with Federal Express, if sent by Federal Express, and (iii) on the fourth Trading Day following the mailing thereof with postage prepaid, if mailed by registered or certified mail (return receipt requested), in each case to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

         (a)     If to BJ or BJ Sub, to:

                          BJ Services Company
                          5500 Northwest Central Drive
                          Houston, Texas  77092
                          Attention:  Mr. J.W. Stewart
                             Chairman and President

                 with copies to:

                          Andrews & Kurth
                          4200 Texas Commerce Tower
                          Houston, Texas  77002
                          Attention:  G. Michael O'Leary, Esq.

                 and

                          Simpson Thacher & Bartlett
                          425 Lexington Avenue
                          New York, New York  10017
                          Attention:  Robert L. Friedman, Esq.

         (b)     if to Western, to:

                          The Western Company of North America
                          515 Post Oak Boulevard
                          Houston, Texas  77027
                          Attention: Mr. Sheldon R. Erikson
                             Chairman and Chief Executive Officer

                 with a copy to:

                          Graham L. Adelman, Senior Vice
                             President, General Counsel and Secretary

                 with a copy to:

                          Sullivan & Cromwell
                          125 Broad Street
                          New York, New York  10004
                          Attention:  James C. Morphy, Esq.

         Section 11.4 Definitions. (a) For purposes of this Agreement, (i) when a reference is made in this Agreement to subsidiaries of BJ or Western, the term "subsidiaries" means any domestic or foreign corporation more than 50% of whose outstanding voting securities are directly or indirectly owned by BJ or Western, as the case may be, and (ii) the term "affiliate" shall have the meaning set forth in Rule 12b-2 under the Exchange Act. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (b) As used herein, "BJ Alternative Transaction" means (i) any merger, consolidation or other business combination transaction involving BJ in which another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) would acquire beneficial ownership of at least 50% of the aggregate voting power of all voting securities of BJ or the

Surviving Corporation, as the case may be; (ii) any tender offer or exchange offer for any securities of BJ which, if consummated, would result in another corporation, partnership, person, other entity or group (as defined in Section 13(d)(3) of the Exchange Act) becoming the beneficial power of at least 50% or more of the aggregate voting power of all voting securities of BJ; (iii) any sale or other disposition of assets of BJ or any of its subsidiaries in a single transaction or in a series of related transactions if the fair market value of such assets exceeds 50% of the aggregate fair market value of the assets of BJ and its subsidiaries taken as a whole before giving effect to such sale or other disposition; (iv) the adoption by BJ of a plan of liquidation; or
(v) the repurchase by BJ or any of its subsidiaries of shares of BJ Common Stock representing at least 50% or more of the aggregate voting power of all voting securities of BJ.

         Section 11.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 11.6 Entire Agreement; Assignment. This Agreement, together with the Senior Executive Termination Agreements, the Warrant Agreement and the Confidentiality Agreements, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (except for the Senior Executive Termination Agreements, the Warrant Agreement and the Confidentiality Agreements). This Agreement shall not be assigned by operation of law or otherwise, except that BJ and BJ Sub may assign all or any of their respective rights and obligations hereunder to any direct or indirect wholly owned subsidiary or subsidiaries of BJ, provided that no such assignment shall relieve the assigning party of its obligations hereunder if such assignee does not perform such obligations.

         Section 11.7 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as provided in Section 8.6(e) and, to the limited extent provided for therein, Section 8.8(d).

         Section 11.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 11.9 Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

         Section 11.10 Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 IN WITNESS WHEREOF, BJ, BJ Sub and Western have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                           BJ SERVICES COMPANY


                                           By:  /s/ J.W. STEWART
                                              __________________________________
                                                Name:   J.W. Stewart
                                                Title:  Chairman and President

                                           WCNA ACQUISITION CORP.


                                           By:  /s/ J.W. STEWART
                                              __________________________________
                                                Name:   J.W. Stewart
                                                Title:  President

                                           THE WESTERN COMPANY
                                            OF NORTH AMERICA



                                           By:  /s/ SHELDON R. ERICKSON
                                              __________________________________
                                                Name:   Sheldon R. Erickson
                                                Title:  Chairman and
                                                        Chief Executive Officer

                                                                     EXHIBIT A


                               WARRANT AGREEMENT




                           FOR THE FORM OF AMENDED
                              WARRANT AGREEMENT,
                                 SEE ANNEX I
                                TO EXHIBIT 2.2

                                                                     Exhibit B

                             AFFILIATES' AGREEMENT


         WHEREAS, BJ Services Company ("BJ"), Western Acquisition Corp. ("BJ Sub") and The Western Company of North America ("Western") have entered into an Agreement and Plan Merger dated as of November __, 1994 (the "Merger Agreement"), pursuant to which, among other things, Western will be merged (the "Merger") into BJ Sub (all capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement); and

         WHEREAS, upon the effectiveness of the Merger, each outstanding share of Western common stock will be converted into the right to receive (without interest) Warrant Consideration and either (i) Cash Consideration or (ii) Stock Consideration, in each case as the holder thereof shall have elected or be deemed to have elected in accordance with Section 3.3 of the Merger Agreement, and certain outstanding stock options and stock appreciation rights of Western will be assumed by BJ and each assumed option will become exercisable for shares of BJ common stock; and

         WHEREAS, a registration statement covering the shares of BJ common stock and warrants to purchase BJ common stock to be issued in connection with the Merger has been filed with the Securities and Exchange Commission as required by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"); and

         WHEREAS, the issuance of BJ common stock and warrants to purchase BJ common stock pursuant to the Merger Agreement constitutes a transaction subject to Rule 145 under the Securities Act; and

         WHEREAS, the undersigned may be considered to be an "affiliate" of Western for the purpose of Rule 145 in connection with the Merger (an "Affiliate"), and may be subject to restrictions in connection with the sale or other disposition of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned pursuant to the Merger Agreement in exchange for the shares of Western common stock which the undersigned then owns.

         NOW, THEREFORE, the undersigned hereby agrees for the benefit of BJ, BJ Sub and Western that: (i) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned in the Merger other than (a) pursuant to an effective registration statement under the Securities Act covering such sale, transfer or other disposition by the undersigned of such BJ securities or (b) in compliance with Rule 145 under the Securities Act or another exemption from the registration requirements of the Securities Act; (ii) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ common stock and warrants to purchase BJ common stock which may be issued to the undersigned in the Merger (other than pursuant to an effective registration statement under the Securities Act) without prior written notice to BJ specifying the manner of compliance with this Agreement (including, in the case of a sale pursuant to Rule 145, a statement to the effect that such sale of such securities is to be made pursuant to a "brokers' transaction" as defined in Rule 144 under the Securities Act); provided, however, that if two years shall have elapsed from the date the undersigned acquired the above-mentioned BJ securities and the two-year limitation of Rule 145(d)(2) is then available to the undersigned, no such notice shall be required; (iii) BJ is under no obligation to register the sale, transfer or other disposition of the BJ securities received by the undersigned as a result of the Merger or to take any other action necessary for the purpose of making an exemption from registration available; provided, however, that in order to permit the undersigned to effect sales pursuant to Rule 145, BJ will use its best efforts to make available adequate current public information with respect to BJ within the meaning of paragraph (c) of Rule 144; and (iv) the undersigned will not offer to sell, sell, transfer or otherwise dispose of any of the BJ securities which may be issued to the undersigned in the Merger prior to BJ publishing consolidated financial statements which reflect at least thirty days of post-merger combined operations of BJ and Western.

         IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed as of this ____ day of_______________, 1995.



                                                ________________________________

                                                                      Exhibit C



                     WESTERN REPRESENTATIVES ON BJ BOARD


                               David A. B. Brown
                               William J. Johnson
                               Michael E. Patrick